UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KONARED CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2080
(Primary Standard Industrial Classification Code Number)

99-0366971
(I.R.S. Employer Identification Number)

2829 Ala Kalanikaumaka St., Suite F-133
Koloa, Hawaii 96756
Telephone: 808.212.1553
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Nevada Agency and Trust Company
50 West Liberty Street, Suite 880, Reno, Nevada 89501
Telephone: 775.322.0626
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications To:
Clark Wilson LLP
Suite 900 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: 604.687.5700
From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock	10,769,192(2)	$0.80 (4)	$8,615,353.60	$1,109.66

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)

Consists of (i) 1,136,364 shares of common stock issued to Lincoln Park Capital Fund LLC (“Lincoln Park”) under the securities purchase agreement dated January 27, 2014 (the “January Purchase Agreement”); (ii) 872,727 shares of common stock issued to Lincoln Park as the initial commitment shares under the Lincoln Park common stock purchase agreement dated February 3, 2014 (the “Purchase Agreement”); (iii) up to 7,860,101 shares of common stock that may be sold to Lincoln Park under the Purchase Agreement; (iv) up to 218,182 shares of common stock that may be issued to Lincoln Park as additional commitment shares under the Purchase Agreement; and (v) 681,818 shares of common stock issued to Bailout Investments Ltd. (“BIL”) under the BIL securities purchase agreement dated January 27, 2014 (the “BIL Bridge Agreement”).

(3)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(4)	Based on the close price per share for the registrant’s common stock on March 19, 2014, as reported by the OTC Bulletin Board operated by the Financial Industry Regulatory Authority.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	Subject to Completion, Dated _____________, 2014

10,769,192 Shares

KONARED CORPORATION

Common Stock

_________________________________

The selling stockholders identified in this prospectus may offer and sell up to 10,769,192 shares of our common stock, consisting of: (i) 1,136,364 shares of common stock issued to Lincoln Park Capital Fund, LLC (“Lincoln Park”) under the Lincoln Park common stock purchase agreement dated January 27, 2014 (the “January Purchase Agreement”) (see “The Lincoln Park Transactions” for a description of the January Purchase Agreement); (ii) 872,727 shares of common stock issued to Lincoln Park as the initial commitment shares under the Lincoln Park common stock purchase agreement dated February 3, 2014 (the “Purchase Agreement”) (see “The Lincoln Park Transactions” for a description of the Purchase Agreement); (iii) up to 7,860,101 shares of common stock that may be sold to Lincoln Park under the Purchase Agreement; (iv) up to 218,182 shares of common stock that may be issued to Lincoln Park as additional commitment shares under the Purchase Agreement; and (v) 681,818 shares of common stock issued to Bailout Investments Ltd. (“BIL”) under the BIL securities purchase agreement dated January 27, 2014 (the “BIL Bridge Agreement”) (see “The Offering – Agreement with Bailout Investments Ltd.” for a description of the BIL Bridge Agreement). See “Selling Stockholders” for additional information regarding Lincoln Park and BIL.

The prices at which selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended and BIL and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Our common stock is currently quoted on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority, under the symbol “KRED”. On March 19, 2014, the last reported sale price of our common stock on the OTC Bulletin Board was $0.80.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2014.

As used in this prospectus, the terms “we”, “us”, “our” and “our company” mean KonaRed Corporation unless the context clearly indicates otherwise.

Prospectus Summary

Our Business

We were incorporated under the laws of the State of Nevada on October 4, 2010 under the name “TeamUpSport Inc.”. Our business model prior to the acquisition of the health beverage and food business operated under the name “KonaRed” from Sandwich Isles Trading Co. Inc. (“Sandwich Isles”) on October 4, 2013 was to develop and commercialize our website, www.teamupsport.com, which was to be a website designed to integrate into a single online offering of people’s interest in sport with the new capabilities of online social networking. However, as we had not successfully developed the business model at the time prior to the entry into an asset purchase agreement with Sandwich Isles, and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our stockholders.

On June 5, 2013, we entered into a binding letter of intent with Sandwich Isles for the acquisition of substantially all of the assets, property and undertaking of the health beverage and food business. Sandwich Isles had operated under the name “KonaRed”. Prior to and in anticipation of closing of a definitive asset purchase agreement with Sandwich Isles, on September 9, 2013, our company effected a name change by merging with our wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”.

On October 4, 2013 we entered into and closed a definitive asset purchase agreement between our company, Sandwich Isles, and Shaun Roberts and Steven M. Schorr, the principal shareholders, directors and officers of Sandwich Isles, whereby we completed the acquisition of the KonaRed business from Sandwich Isles. Prior to the acquisition on October 4, 2013, Sandwich Isles, a private Hawaiian corporation, had established and operated the KonaRed business since its incorporation on August 22, 2008.

In connection with the closing of the asset purchase with Sandwich Isles, we experienced a change of control, as our existing director resigned, new directors who were nominees of Sandwich Isles were appointed to our board and Sandwich Isles was issued shares that constituted 59.07% of our issued and outstanding shares of our common stock. Additionally, Sandwich Isles’ current management became our management and the acquisition was treated as a reverse recapitalization for accounting purposes, with Sandwich Isles as the acquirer for accounting purposes.

Since the acquisition, we have continued to be engaged in the KonaRed business of manufacturing, developing, marketing and distributing for retail sale the beverages and nutritional products based on the fruit of the coffee plant. Our principal product continues to be our premium coffee fruit wellness drink, KonaRed Antioxidant Juice, offered to wholesale distributors and retail consumers. Our principal executive offices are located at 2829 Ala Kalanikaumaka St., Suite F-133 Koloa, Hawaii, 96756 and our product warehouse is located at 1101 Via Callejon - #200, San Clemente, California 92673. Our products are sold throughout North America, including select locations of certain retail chains such as Kroger, Sprouts, 7-11, Albertsons and Whole Foods Markets.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 10,769,192 of our common stock, consisting of: (i) 1,136,364 shares of common stock issued to Lincoln Park Capital Fund, LLC (“Lincoln Park”) under the Lincoln Park common stock purchase agreement dated January 27, 2014 (the “January Purchase Agreement”); (ii) 872,727 shares of common stock issued to Lincoln Park as the initial commitment shares under the Lincoln Park common stock purchase agreement dated February 3, 2014 (the “Purchase Agreement”); (iii) up to 7,860,101 shares of common stock that may be sold to Lincoln Park under the Purchase Agreement; (iv) up to 218,182 shares of common stock that may be issued to Lincoln Park as additional commitment shares under the Purchase Agreement; and (v) 681,818 shares of common stock issued to Bailout Investments Ltd. (“BIL”) under the BIL securities purchase agreement dated January 27, 2014 (the “BIL Bridge Agreement”).

The Offering

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 10,769,192 shares of our common stock, consisting of: (i) 1,136,364 shares of common stock issued to Lincoln Park under the January Purchase Agreement; (ii) 872,727 shares of common stock issued to Lincoln Park as the initial commitment shares under the Purchase Agreement; (iii) up to 7,860,101 shares of common stock that may be sold to Lincoln Park under the Purchase Agreement; (iv) up to 218,182 shares of common stock that may be issued to Lincoln Park as additional commitment shares under the Purchase Agreement; and (v) 681,818 shares of common stock issued to BIL under the BIL Bridge Agreement.

Agreements with Lincoln Park Capital Fund, LLC

On January 27, 2014, we entered into a securities purchase agreement with Lincoln Park, which we refer to in this prospectus as the January Purchase Agreement, pursuant to which we issued 1,136,364 units to Lincoln Park, at a purchase price of $0.55 per unit for gross proceeds of $625,000.20. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling Lincoln Park to acquire one additional share of our common stock at a price of $0.65 per share for a period of six years. Pursuant to the January Purchase Agreement, we agreed to file a registration statement related to the transaction with the SEC covering the shares of common stock (excluding the warrants and any shares of common stock issuable upon exercise of the warrants).

On February 3, 2014, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement, pursuant to which Lincoln Park has agreed to purchase from us up to $12,000,000 of our common stock (subject to certain limitations) from time to time over a 30-month period. Also on February 3, 2014, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we have filed with the SEC the registration statement of which this prospectus forms a part to register for resale under the Securities Act of 1933 the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Other than 872,727 shares of our common stock that we have already issued to Lincoln Park pursuant to the terms of the Purchase Agreement as consideration for its commitment to purchase additional shares of our common stock under the Purchase Agreement, we do not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock in amounts up to $100,000, $150,000, $250,000, $400,000 or $500,000 per purchase, depending on the closing sale price of our common stock, on any single business day so long as at least one business day has passed since the most recent purchase. We may also issue up to 218,182 shares, as additional commitment shares, pro rata as Lincoln Park purchases up to $12,000,000 of our stock as directed by us. For example, if we elect, at our sole discretion, to require Lincoln Park to purchase $50,000 of our stock then we would issue 909 shares of the pro rata commitment fee which is the product of $50,000 (the amount we have elected to sell) divided by $12,000,000 (the total amount we can sell Lincoln Park under the Purchase Agreement multiplied by 218,182 (the total number of pro rata commitment shares). The pro rata commitment shares will only be issued pursuant to this formula as and when we elect at our discretion to sell stock to Lincoln Park. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount; provided that in no event will such shares be sold to Lincoln Park when our closing sale price is less than $0.35 per share, subject to adjustment as provided in the Purchase Agreement. However, as the purchase price of shares sold to Lincoln Park is based on market prices preceding the time of sale, it may be less than $0.35 per share. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

As of March 19, 2014, there were 75,057,576 shares of our common stock outstanding, of which 32,307,576 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to $12,000,000 of our common stock to Lincoln Park, only 8,951,010 shares of our common stock issued or to be issued under the Purchase Agreement are being offered under this prospectus, which represents (i) 872,727 shares of common stock issued to Lincoln Park as the initial commitment shares under the Purchase Agreement; (ii) up to 7,860,101 shares of common stock that may be sold to Lincoln Park under the Purchase Agreement; and (iii) up to 218,182 shares of common stock that may be issued to Lincoln Park as additional commitment shares under the Purchase Agreement.

We may elect to issue and sell more than 7,860,101 shares (excluding additional commitment shares) to Lincoln Park under the Purchase Agreement. If we elect to issue and sell more than the 7,860,101 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act of 1933 any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

Securities Offered by Lincoln Park Capital Fund, LLC

Common stock to be offered by the selling stockholders	10,087,374 shares consisting of:

• 1,136,364 shares of common stock issued to Lincoln Park under the January Purchase Agreement
• 872,727 commitment shares issued to Lincoln Park
• 7,860,101 shares we may sell to Lincoln Park under the Purchase Agreement; and
•

Up to 218,182 shares that we are required to issue proportionally to the dollars we receive from Lincoln Park in the future, as an additional commitment fee, if and when we sell additional shares to Lincoln Park under the Purchase Agreement.

Common stock outstanding prior to this offering	75,057,576 shares

Use of Proceeds

We will receive no proceeds from the sale of shares of common stock by Lincoln Park in this offering. However, we may receive up to $12,000,000 under the Purchase Agreement with Lincoln Park. Any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Symbol on OTC Bulletin Board	KRED

Agreement with Bailout Investments Ltd.

On January 27, 2014, we entered into a securities purchase agreement with BIL, which we refer to in this prospectus as the BIL Bridge Agreement, pursuant to which we issued 681,818 units to BIL, at a purchase price of $0.55 per unit for gross proceeds of $374,999.90. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling BIL to acquire one additional share of our common stock at a price of $0.65 per share for a period of six years. Pursuant to the BIL Bridge Agreement, we agreed to file a registration statement related to the transaction with the SEC covering the shares underlying the units (excluding the shares issuable upon exercise of the warrants).

Number of Shares Outstanding

There were 75,057,576 shares of our common stock issued and outstanding as of March 19, 2014.

Summary of Financial Data

The following information represents selected audited financial information for the years ended December 31, 2013 and 2012. The summarized financial information presented below is derived from and should be read in conjunction with our audited financial statements including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 60 of this prospectus.

	Year ended	Year ended
	December 31, 2013	December 31, 2012
Product sales	$889,932	$1,835,035
Cost of goods sold	447,569	1,152,098
GROSS MARGIN	442,363	682,937
Other income	64,867	19,372
Operating expenses	4,403,815	3,382,775
Loss from operations	(3,896,585)	(2,680,466)
Interest expense	15,693	214,950
NET LOSS	$(3,912,278)	$(2,895,416)

Balance Sheet Data	Year ended December 31, 2013	Year ended December 31, 2012
Cash	213,156	7,383
Accounts receivable	26,422	6,735
Inventory	390,127	153,492
Other current assets	11,000	3,500
Total current assets	640,705	171,110
Other assets	—	9,644
Total assets	640,705	180,754
Accounts payable and accrued liabilities	276,957	489,713
Accounts payable – related parties	—	143,122
Secured note	—	—
Term loan	—	3,863
Line of credit	—	113,547
Shareholders advances	—	94,440
Total current liabilities	276,957	844,685
Total liabilities	276,957	844,685
Total stockholders’ equity (deficit)	363,748	(663,931)
Total liabilities and stockholders’ equity (deficit)	640,705	180,754

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Related To Our Business

We have a limited operating history which makes it difficult to evaluate our company or future operations.

Sandwich Isles, which operated our business prior to closing of the asset purchase agreement on October 4, 2013, was incorporated on August 22, 2008, and our company was incorporated on October 4, 2010, and we have only recently begun producing and distributing our products, and do not have a significant operating history with which investors can evaluate our business. Our ability to successfully develop our products, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. For us to achieve success, our products must receive broader market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation. If our products are not widely accepted by the market, our business may fail.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage development costs and expenses, and compete successfully with our direct and indirect competitors.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the manufacturing, development, production, marketing, and sales of our product. As a result, we may not generate significant revenues in the future. Failure to generate significant revenues in near future may cause us to suspend or cease activities.

These circumstances have lead our independent registered public accounting firm to comment about our company’s ability to continue as a going concern in their audit opinion, which is filed within our Annual Report on Form 10-K for the year ended December 31, 2013. Management’s primary funding strategy is to raise additional capital through a public offering of its capital stock. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and potential classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence.

We rely on our President & CEO for management of our operations and the loss of this key individual could have an adverse effect on our company

Our success depends to a certain degree upon our President & CEO. This individual is a significant factor in the our growth and success. The loss of the service of current management and board and any future additional members of management and the board could have a material adverse effect on our company. Additionally, we do not anticipate having key man insurance in place in respect of President & CEO, and other senior officers and/or directors in the foreseeable future.

We will need additional funds to produce, market, and distribute our product.

We will have to spend additional funds to produce, market and distribute our product. If we cannot raise sufficient capital, we may have to cease operations and you could lose your investment.

We will need additional funds to produce line extensions and expand our distribution and retail footprint. Even after we complete the proposed expansion of our product offerings, we will need to spend substantial funds on production, distribution, marketing and sales efforts, which is indicative of a consumer products company. For example, it is often customary when implementing a large retail chain to provide marketing support in the form of advertising, demos and samples. Specifically, we anticipate that we will require approximately $1.1 million in 2014, $1.3 million in 2015 and $1.5 million in 2016 in order to achieve our revenue goals.

There is no guarantee that sufficient sale levels will be achieved.

There is no guarantee that the expenditure of money on distribution and marketing efforts will translate into sales or sufficient sales to cover our expenses and result in profits. Consequently, there is a risk that you may lose all of your investment.

Our development, marketing, and sales activities are limited by our size.

Because we are a small company and do not have much capital, we must limit our product development, marketing, and sales activities. As such we may not be able to complete our production and business development program that is as thorough as we would like. If this becomes a reality, we may not ever generate sufficient revenue and you will lose your investment.

Changes in the nonalcoholic beverage business environment and retail landscape could adversely impact our financial results.

The nonalcoholic beverage business environment is rapidly evolving as a result of, among other things: changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the nonalcoholic beverage retail landscape is very dynamic and constantly evolving, not only in emerging and developing markets, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed markets, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Intense competition and increasing competition in the commercial beverage market could hurt our business.

The commercial retail beverage industry, and in particular its nonalcoholic beverage segment is highly competitive. Market participants are of various sizes, with various market shares and geographical reach, some of whom have access to substantially more sources of capital.

We will compete generally with all liquid refreshments, including numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade.

We will compete indirectly with major international beverage companies including but not limited to: the Coca-Cola Company; PepsiCo, Inc.; Nestlé; Dr. Pepper Snapple Group; Groupe Danone; Kraft Foods Group, Inc.; and Unilever. These companies have established market presence in the United States, and offer a variety of beverages that are substitutes to our product. We face potential direct competition from such companies, because they have the financial resources, and access to manufacturing and distribution channels to rapidly enter the health food and beverage market.

We will compete directly with other consumer products participants in the nascent coffee fruit sector including Bai and SoZo Coffeeberry. These companies could bolster their position in the nascent coffee fruit sector through additional expenditure and promotion.

As a result of both direct and indirect competition, our ability to successfully distribute, market and sell our product, and to gain sufficient market share in the United States to realize profits may be limited, greatly diminished, or totally diminished, which may lead to partial or total loss of your investments in our company.

Expansion of the nascent coffee fruit sector or sufficiency of consumer demand in that market for operations to be profitable are not guaranteed.

The nascent coffee fruit sector is an emerging market and there is no guarantee that this market will expand or that consumer demand will be sufficiently high to allow our company to successfully market, distribute and sell our product, or to successfully compete with current or future competition, all of which may result in total loss of your investment.

Our growth and profitability depends on the performance of third-parties and our relationships with them.

Our distribution network, including the Splash Beverage Group, and its success depend on the performance of various third parties but no specific third party in particular. Any non-performance or deficient performance by such parties may undermine our operations, profitability, and result in total loss to your investment. To distribute our product, we either ship directly to distributors and retailers or use a broker-distributor-retailer network whereby brokers represent our products to distributors and retailers who will in turn sell our product to consumers. The success of this network will depend on the performance of the Splash Beverage Group, various brokers, distributors and retailers of this network. There is a risk that the Splash Beverage Group or another broker, distributor, or retailer may refuse to or cease to market or carry our product. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our product in localities that may not be receptive to our product. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sale activities. We also need to maintain good commercial relationships with third-party brokers, distributors and retails so that they will promote and carry our product. Any adverse consequences resulting from the performance of third-parties or our relationship with them could undermine our operations, profitability and may result in total loss of your investment.

Health benefits of the coffee fruit are not guaranteed.

Although several studies have suggested there may be health benefits related to the consumption of the coffee fruit, the research is in its infancy stages and health benefits have not been proven. Future research may fail to support such benefits or may indicate that any such benefits are outweighed by negative side effects. The foregoing would likely result in a loss of market share or potential market share and would have an adverse effect on our company and its business and, furthermore, the value of an investment in our company could be reduced or lost entirely.

Water scarcity and poor quality could negatively impact our production costs and capacity.

Water is the main ingredient in our product. It is also a limited resource, facing unprecedented challenges from overexploitation, increasing pollution, poor management, and climate change. As demand for water continues to increase, as water becomes scarcer, and as the quality of available water deteriorates, we may incur increasing production costs or face capacity constraints that could adversely affect our profitability or net operating revenues in the long run.

Increase in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials could harm our business.

We and our manufacturing partners will use water, the coffee fruit and other ingredients, and packaging materials for bottles such as plastic, aluminum and paper products. The prices for these ingredients, other raw materials and packaging materials fluctuate depending on market conditions. Substantial increases in the prices of our or our bottling partners’ ingredients, other raw materials and packaging materials, to the extent they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. Increases in the prices of our finished products resulting from a higher cost of ingredients, other raw materials and packaging materials could affect the affordability of our product and reduce sales.

An increase in the cost, a sustained interruption in the supply, or a shortage of some of these ingredients, other raw materials, or packaging materials and containers that may be caused by a deterioration of our or our bottling partners’ relationships with suppliers; by supplier quality and reliability issues; or by events such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like, could negatively impact our net revenues and profits.

Changes in laws and regulations relating to beverage containers and packaging could increase our costs and reduce demand for our products.

We and our manufacturers intend to offer non-refillable, recyclable containers in the United States. Legal requirements have been enacted in various jurisdictions in the United States requiring that deposits or certain eco taxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. Other proposals relating to beverage container deposits, recycling, eco tax and/or product stewardship have been introduced in various jurisdictions in the United States and overseas, and we anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels in the United States. Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and the related publicity could result in the adoption of such legislation or regulations. If these types of requirements are adopted and implemented on a large scale in the geographical regions in which we operate or intent to, they could affect our costs or require changes in our distribution model, which could reduce our net operating revenues or profitability.

Significant additional labeling or warning requirements or limitations on the availability of our product may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the availability of our product relating to the content or perceived adverse health consequences of our product. If these types of requirements become applicable to our product under current or future environmental or health laws or regulations, they may inhibit sales of our product.

Unfavorable general economic conditions in the United States could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States could negatively affect the affordability of, and consumer demand for, our product in the United States. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our beverages to lower-priced products offered by other companies. Lower consumer demand for our product in the United States could reduce our profitability.

Adverse weather conditions could reduce the demand for our products.

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations could increase our costs or reduce our net operating revenues.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our company’s product will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state, and local workplace health and safety laws, such as the Occupational Safety and Health Act; various federal, state and local environmental protection laws; and various other federal, state, and local statutes and regulations. Legal requirements also apply in many jurisdictions in the United States requiring that deposits or certain eco taxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of statutes and regulations relating to beverage container deposits, recycling, eco taxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States. Changes to such laws and regulations could increase our costs or reduce or net operating revenues.

In addition to acquiring the Business from Sandwich Isles, being substantially all of the assets, property and undertaking of the health beverage and food business operated under the name “KonaRed”, we have also assumed substantially all of the liabilities of Sandwich Isles relating to the Business.

With the exception of: (i) any liability of Sandwich Isles to its shareholders, affiliates or associates or any other person not dealing at arm’s length with any of them; (ii) any liability of Sandwich Isles for any breach by Sandwich Isles of any laws, including environmental laws, relating to the operation of the Business up to the closing; and (iii) any liability of Sandwich Isles for any deferred income tax, or for any other taxes, duties or similar charges, we have assumed all the debts, liabilities (whether accrued, absolute or contingent or whether liquidated or un-liquidated) and obligations of Sandwich Isles relating to the KonaRed business at the closing the asset purchase agreement with KonaRed. As a result, certain assumed liabilities may exist that we were unable to identify prior to closing the asset purchase agreement and acquiring the KonaRed business that could have a material adverse effect on our company.

Settlement and Ongoing Relationship VDF FutureCeuticals, Inc.

On January 28, 2014, our company entered into a settlement agreement with VDF FutureCeuticals, Inc. and Sandwich Isles relating to certain claims made by each of the parties regarding certain intellectual property and trademarks used in our business. In connection with the settlement agreement, we entered into a license agreement, senior convertible note, pledge and security agreement, share purchase warrant, registration rights agreement and investor rights agreement with VDF. Pursuant to the foregoing agreements: (i) in exchange for our ongoing compliance with minimum payments and royalties, VDF granted to our company a non-exclusive, non-transferable, non-sublicenseable license to use certain intellectual property and trademarks necessary for the operation of our business; (ii) we promised to make certain payments with such payments convertible into shares of our common stock and secured by our company’s property; (iii) VDF was granted the right to acquire shares of our common stock representing ten percent (10%) of our fully diluted outstanding shares of common stock at an nominal purchase price in the event our company achieves certain milestones; and (iv) we granted VDF certain other rights including, but not limited to, registration rights in respect of any common stock they currently own or may acquire in the future. As a result of the foregoing and additional covenants under the agreements, our company may suffer significant dilution in the future, we may lose some or all of our assets if VDF realizes on the security granted to them, we may incur significant costs in connection with the registration rights granted to VDF, our ability to raise equity or debt may be significantly impacted and our ability to conduct our business will be restricted due to the negative covenants in the various agreements.

Risks Related to our Stock and Public Reporting Requirements

Because Sandwich Isles controls a large percentage of our common stock, Sandwich Isles has the ability to influence matters affecting our stockholders.

In connection with the closing of the asset purchase agreement with Sandwich Isles, we experienced a change of control, as our existing director resigned, new directors who were nominees of Sandwich Isles were appointed to our board and Sandwich Isles was issued 42,750,000 shares of our common stock, which currently represents 56.96% of our issued and outstanding shares of our common stock. Shaun and Dana Roberts collectively own 22.39% and Steven M. and Hamiel Schorr collectively own 22.22% of the issued and outstanding shares of Sandwich Isles common stock and Shaun Roberts and Steven Schorr remain directors of Sandwich Isles. As a result, Shaun Roberts and Steven M. Schorr, as directors of Sandwich Isles, indirectly exercise voting and dispositive power with respect to 56.96% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares of common stock. Because they control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because their interest could result in management making decisions that are in the best interest of Sandwich Isles and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We expect to experience significant negative cash flow from operations for the foreseeable future and expect to require working capital to fund our operations. We cannot be certain that additional financing will be available on favorable terms when required, or at all. If we are unable to raise sufficient capital, or are unable to repay the debt, then we may cease operations, become insolvent, declare bankruptcy or be otherwise wound up, all of which may result in the loss of all or substantially all of the investment capital of the shareholders. We are authorized to issue up to 877,500,000 common shares and 10,000 preferred shares and as of December 31, 2013 had 72,366,667 common shares and no preferred shares outstanding. We have the authority to issue more shares, and to determine the rights, preferences and privileges of such shares, without the consent of any of our shareholders. If we raise additional funds through the issuance of equity, equity-related or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of our common stock and those shareholders may experience dilution in the net tangible book value per share of their investment in our common shares.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board (“OTCBB”). Trading in stock quoted on the OTCBB and other over the counter trading systems (such as the OTCQB operated by the OTC Markets Group) is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCBB and other over the counter trading systems do not benefit from the same type of Market-Maker trading systems utilized by stock exchanges such as the NYSE and AMEX and quotation systems such as the NASDAQ in which trading of a security is enhanced by to the presence of Market-Maker(s) who are dedicated to the trading of a particular listed company’s shares. Rather, on the OTCBB and other over the counter markets, there is no assurance that a bid/ask will be posted to facilitate trading of an over the counter listed issue at any particular point in time. As a result, trading of securities on the OTCBB and other over the counter systems is often more sporadic than the trading of securities listed on the NYSE, AMEX, NASDAQ or similar large stock exchanges or stock markets. Accordingly, shareholders may have difficulty selling their shares at any particular point in time.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Risks Related to the Offering

The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On February 3, 2014, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $12,000,000 of our common stock. Concurrently with the execution of the Purchase Agreement, we issued 872,727 shares of our common stock to Lincoln Park as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement. The shares that may be sold pursuant to the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 30-month period commencing after the SEC has declared effective the registration statement of which this prospectus forms a part. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to Lincoln Park, except that, pursuant to the terms of our agreements with Lincoln Park, we would be unable to sell shares to Lincoln Park if and when the closing sale price of our common stock is below $0.35 per share, subject to adjustment as set forth in the Purchase Agreement. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. Lincoln Park may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Lincoln Park may sell all, some or none of those shares. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock.

Assuming we sell the maximum of $12,000,000 of our common stock at $0.35 per share (the floor price mentioned above), a total of 34,285,714 shares will be issued to Lincoln Park under the Purchase Agreement, excluding the 218,182 additional commitment shares. However, only 7,860,101 of such shares are being under this prospectus because of a limit imposed by the SEC under Rule 415 of the Securities Act of 1933. We may elect to issue and sell more than 7,860,101 shares to Lincoln Park. If we elect to issue and sell more than the 7,860,101 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act of 1933 any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. Moreover, we may sell our common stock to Lincoln Park at prices that are less than the last reported sale price of our common stock on the day that we sell the shares to Lincoln Park. The purchase price at which we have the right to sell our shares to Lincoln Park is based on the lower of the average three lowest closing sale prices of our shares for the prior twelve days or the lowest sale price on the day we elect to sell shares. Accordingly, this price may be less than the last reported sale price of our common stock as reported on the OTC Bulletin Board, and may be less than $0.35 per share and such sales to Lincoln Park will thereby have a dilutive effect on our stockholders. For example, assuming all 7,860,101 shares of our common stock being offered under this prospectus that may be purchased by Lincoln Park are sold at $0.80 per share, the last reported sale price of our common stock as reported on the OTC Bulletin Board on March 19, 2014, purchasers of shares of our common stock under this prospectus will experience an immediate dilution of $0.08 per share (see “Dilution”). Additionally, when we sell shares to Lincoln Park, we will also issue additional commitment shares in connection with each sale. The additional commitment shares are issued pro rata based on the ratio of the dollar amount we sell to Lincoln Park to $12 million. Accordingly, if for example we sell $100,000 of our stock to Lincoln Park, we would issue 1,818 additional shares calculated based on ($100,000 divided by $12,000,000) multiplied by 218,182.

We may not be able to access sufficient funds under the Purchase Agreement with Lincoln Park when needed.

Our ability to sell shares to Lincoln Park and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on when we may sell shares to Lincoln Park, restrictions on the amounts we may sell to Lincoln Park at any one time, and a limitation on our ability to sell shares to Lincoln Park to the extent that it would cause Lincoln Park to beneficially own more than 9.99% of our outstanding common stock. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell all $12,000,000 under the Purchase Agreement. Assuming all 7,860,101 additional shares of our common stock being offered under this prospectus that may be purchased by Lincoln Park are sold at $0.35 per share (the floor price mentioned above), we would receive $2,751,035.35. If we elect to issue and sell more than the 7,860,101 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act of 1933 any such additional shares.

We elected to enter into the Purchase Agreement with Lincoln Park as we expect that amount of capital over the next 30 months will be required for us to fully implement our business, operating and development plans. The extent we rely on Lincoln Park as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $12,000,000 under the Purchase Agreement to Lincoln Park, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Because there is a limited market for our common stock, shareholders may have difficulty in selling our common stock and our common stock may be subject to significant price swings.

There can be no assurance that an active market for our Common stock will develop. If an active public market for our Common stock does not develop, shareholders may not be able to re-sell the Common stock that they own and affect the value of their Common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders identified in this prospectus. We will receive no proceeds from the sale of shares of common stock by the selling stockholders in this offering. However, we may receive gross proceeds of up to $12,000,000 under the Purchase Agreement over an approximately 30-month period, assuming that we sell the full amount to Lincoln Park under the Purchase Agreement. We will also pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

Any proceeds from Lincoln Park that we receive under the Purchase Agreement will be used for working capital and other general corporate purposes. The nature, amounts and timing of our expenditures will depend on numerous factors, including the status of our product sales and marketing efforts, the amount of proceeds actually raised from sales under the Purchase Agreement, and the amount of cash generated through our existing sales channels and any additional sales and distribution agreements into which we may enter. Accordingly, our management will have significant flexibility in applying any net proceeds that we receive pursuant to the Purchase Agreement.

Dilution

If you purchase shares of our common stock offered under this prospectus, your interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering. Net tangible book value per share is the amount that results from subtracting total liabilities from total assets and then dividing by total shares outstanding. Net tangible book value per share at the date of our latest audited financial statements for the year ended December 31, 2013 is $0.01 per share. This is based on: (i) total liabilities of $276,957; (ii) total assets of $640,705; and (iii) shares outstanding of 72,366,667 for the year ended December 31, 2013.

Net tangible book value (deficit) dilution per share represents the difference between the amount per share of common stock paid by the purchasers who purchase shares of our common stock offered under this prospectus and the pro forma net tangible book value (deficit) per share in common stock immediately after purchase of shares of our common stock offered under this prospectus.

After giving effect to our sale of up to 7,860,101 shares of common stock to Lincoln Park at a purchase price of $0.80 per share, being the last reported sale price of our common stock as reported on the OTC Bulletin Board on March 19, 2014, our pro forma net tangible book value as of December 31, 2013 would have been $6,928,786 or $0.09 per share. This is based on: (i) total liabilities of $276,957; (ii) adjusted total assets of $6,928,786, which includes incoming cash of $6,288,081 from share sales to Lincoln Park; and (iii) adjusted shares outstanding of 80,226,768, which includes the issuance of 7,860,101 shares to Lincoln Park. This represents an immediate increase of net tangible book value of $0.08 per share to our existing stockholders and an immediate dilution in net tangible book value of $6,288,081 per share to purchasers of shares of our common stock under this prospectus. The following table illustrates this per share dilution:

The following table illustrates this per share dilution:

Offering price per share (using the last reported sale price of our common stock on March 19, 2014)	$0.80
Net tangible book value per share as of December 31, 2013	$0.01
Increase in net tangible book value per share attributable to this offering	$0.08
Pro forma net tangible book value per share after this offering	$0.09
Dilution in net tangible book value per share to purchasers	$6,288,081

Lincoln Park may sell shares of our common stock at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The price that the purchasers of our common stock offered under this prospectus will pay for the shares sold by Lincoln Park will likely be higher than the price Lincoln Park paid for the shares. Accordingly, the amount of dilution to such purchasers may be significantly higher.

Selling Stockholders

The selling stockholders identified in this prospectus may offer and sell up to 10,769,192 shares of our common stock, consisting of (i) 1,136,364 shares of common stock issued to Lincoln Park under the January Purchase Agreement; (ii) 872,727 shares of common stock issued to Lincoln Park as the initial commitment shares under the Purchase Agreement; (iii) up to 7,860,101 shares of common stock that may be sold to Lincoln Park under the Purchase Agreement; (iv) up to 218,182 shares of common stock that may be issued to Lincoln Park as additional commitment shares under the Purchase Agreement; and (v) 681,818 shares of common stock issued to BIL under the BIL Bridge Agreement.

None of the selling stockholders had or have any position or office, or other material relationship with us or any of our affiliates over the past three years. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The following table presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholders, and reflects their holdings as of March 19, 2014. Neither the selling stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 75,057,576 shares of our common stock actually outstanding as of March 19, 2014.

Name of Selling Stockholder	Shares Beneficially Owned by the Selling Stockholder before the Offering(1)	Percentage of Outstanding Shares Beneficially Owned Before the Offering(2)	Total Shares Offered in the Offering	Shares Beneficially Owned by the Selling Stockholder after the Offering(3)
Lincoln Park Capital Fund, LLC(4)	2,009,091(5)	2.68%	10,087,374	-
Bailout Investments Ltd. (6)	681,818(7)	<1%	681,818	-
Totals	683,827		10,769,192	-

Notes

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding.

(2)

Based on 75,057,576 outstanding shares of our common stock as of March 19, 2014, which includes: (i) 1,136,364 shares of our common stock issued to Lincoln Park on January 27, 2014 for a total purchase price of $625,000.20 under the January Purchase Agreement; (ii) 872,727 shares of our common stock issued to Lincoln Park on February 3, 2014 as a fee for its commitment to purchase additional shares of our common stock under the Purchase Agreement; and (iii) 681,818 shares of our common stock issued to BIL on January 27, 2014 for a total purchase price of $374,999.90 under the BIL Bridge Agreement. Although we may at our discretion elect to issue to Lincoln Park up to an aggregate additional amount of $12,000,000 of our common stock under the Purchase Agreement, other than the shares described in the immediately preceding sentence, such shares are not included in determining the percentage of shares beneficially owned before this offering.

(3)

Because the selling stockholders may offer and sell all or only some portion of the 10,769,192 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we cannot provide an estimate of the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.

(4)

Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park is not a licensed broker dealer or an affiliate of a licensed broker dealer. Lincoln Park is not affiliated with or otherwise related to Bailout Investments Ltd.

(5)

Represents: (i) 1,136,364 shares of our common stock issued to Lincoln Park on January 27, 2014 for a total purchase price of $625,000.20 under the January Purchase Agreement; and (ii) 872,727 shares of our common stock issued to Lincoln Park on February 3, 2014 as a fee for its commitment to purchase additional shares of our common stock under the Purchase Agreement, all of which shares are covered by the registration statement of which this prospectus forms a part. See the description under the subheading “The Offering” - “Agreements with Lincoln Park Capital Fund, LLC” for more information about the January Purchase Agreement and the Purchase Agreement.

(6)

Wayne Weaver, a director of Heritage Corporate Services LLC, a private Delaware limited liability company, exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Bailout Investments Ltd. Heritage Corporate Services LLC is the corporate director of Bailout Investments Ltd.

(7)	Represents (i) 681,818 shares of our common stock issued to BIL on January 27, 2014 for a total purchase price of $374,999.90 under the BIL Bridge Agreement.

The Lincoln Park Transactions

The January Purchase Agreement

On January 27, 2014, we entered into a securities purchase agreement with Lincoln Park, which we refer to in this prospectus as the January Purchase Agreement, pursuant to which we issued 1,136,364 units to Lincoln Park, at a purchase price of $0.55 per unit for gross proceeds of $625,000. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling Lincoln Park to acquire one additional share of our common stock at a price of $0.65 per share for a period of six years. Pursuant to the January Purchase Agreement, we agreed to file a registration statement related to the transaction with the SEC covering the shares underlying the units (excluding the shares issuable upon exercise of the warrants).

The Purchase Agreement

On February 3, 2014, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $12,000,000 of our common stock (subject to certain limitations) from time to time over a 30-month period. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement of which this prospectus forms a part to register for resale under the Securities Act of 1933 the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Concurrently with the execution of the Purchase Agreement on February 3, 2014, we issued to Lincoln Park 872,727 shares of our common stock as a fee for its commitment to purchase additional shares of our common stock under the Purchase Agreement. Other than the shares of our common stock that we have already issued to Lincoln Park as described above, we do not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter and upon satisfaction of the other conditions set forth in the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $100,000 worth of shares of our common stock (each such purchase a “Regular Purchase”), at a purchase price per share based on the market price of our common stock immediately preceding the time of sale; provided, however, that (i) the Regular Purchase may be increased to up to $150,000 worth of share of our common stock, provided that the closing sale price of our common stock is not below $1.50 on the purchase date, (ii) the Regular Purchase may be increased to up to $250,000 worth of shares of our common stock, provided that the closing sale price of the shares of our common stock is not below $2.00 on the purchase date, (iii) the Regular Purchase may be increased to up to $400,000 worth of shares of our common stock, provided that the closing sale price of our common stock is not below $2.50 on the purchase date, and (iv) the Regular Purchase may be increased to up to $500,000 worth of shares of our common stock, provided that the closing sale price of our common stock is not below $3.00 on the purchase date. We may deliver multiple Regular Purchase notices to Lincoln Park so long as at least one (1) business day has passed since the most recent Regular Purchase was completed.

We may also issue up to 218,182 shares, as additional commitment shares, pro rata as Lincoln Park purchases the up to $12,000,000 of our stock as directed by us. For example, if we elect, at our sole discretion, to require Lincoln Park to purchase $50,000 of our stock then we would issue 909 shares of the pro rata commitment fee which is the product of $50,000 (the amount we have elected to sell) divided by $12,000,000 (the total amount we can sell Lincoln Park under the Purchase Agreement multiplied 218,182 (the total number of pro rata commitment shares). The pro rata commitment shares will only be issued pursuant to this formula as and when we elect at our discretion to sell stock to Lincoln Park. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. However, if the registration statement of which this prospectus forms a part is not declared effective by the SEC within 180 days from the date of the Purchase Agreement (February 3, 2014), we are required to issue to Lincoln Park all of the 218,182 shares not later than two business days after the date that is 180 days after the date of the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be the lower of:

  the lowest sale price for our common stock on the purchase date of such shares; or
  the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Accelerated Purchases

Subject to the terms and conditions of the Purchase Agreement, in addition to Regular Purchases, we also have the right, but not the obligation, to direct Lincoln Park from time to time, and Lincoln Park will have the obligation, to buy shares of our common stock an accelerated purchase price on an accelerated purchase date in an amount equal to an accelerated purchase share amount (each such purchase, an “Accelerated Purchase”).

In accordance with our company’s accelerated purchase right, we may deliver an accelerated purchase notice to Lincoln Park only on a purchase date on which we also properly submitted a regular purchase notice for a Regular Purchase and the closing sale price of our common stock is not below $1.00 (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction).

The accelerated purchase price for such Accelerated Purchase will be the lower of:

  ninety-two percent (92%) of the volume weighted average price of our common stock on a principal market during (A) the entire trading day on the accelerated purchase date, if the volume of shares of our common stock traded on a principal market on the accelerated purchase date has not exceeded the accelerated purchase share volume maximum, or (B) the portion of the trading day of the accelerated purchase date until such time at which the volume of shares of our common stock traded on a principal market has exceeded the accelerated purchase share volume maximum; or

  the closing sale price of our common stock on the accelerated purchase date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

For the purposes of the foregoing, the accelerated purchase share volume maximum means the number of shares of our common stock traded on a principal market on the accelerated purchase date equal to (i) the amount of shares of our common stock directed by our company to be purchased on the accelerated purchase notice, divided by (ii) 0.30 (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

For the purposes of the foregoing, the accelerated purchase share amount means the number of shares of our common stock directed by our company to be purchased by Lincoln Park, which number shall not exceed the lesser of (i) 200% of the number of shares of our common stock to be purchased by Lincoln Park pursuant to the corresponding Regular Purchase notice for a corresponding Regular Purchase and (ii) 0.30 multiplied by the trading volume of our common stock on a principal market on the accelerated Purchase date.

For the purchase of the foregoing, the accelerated purchase date means the business day immediately following the applicable purchase date with respect to the corresponding Regular Purchase.

Minimum Purchase Price

Under the Purchase Agreement, we have set a floor price of $0.35 per share. Lincoln Park shall not purchase any shares of our common stock on any day that the closing sale price of our common stock is below the floor price. The floor price will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such event, the floor price will be the lower of (i) the adjusted price and (ii) $1.00.

Events of Default

Events of default under the Purchase Agreement include, but are not limited to, the following:

  the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

  suspension by our principal market of our common stock from trading for a period of three consecutive business days;

  the de-listing of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the NYSE Amex or the OTC Bulletin Board or OTC Markets (or nationally recognized successor to any of the foregoing);

  the transfer agent’s failure for three business days to issue to Lincoln Park shares of our common stock which Lincoln Park is entitled to receive under the Purchase Agreement;

  any breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreement which has or which could have a material adverse effect on us subject to a cure period of five business days;

  any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

  if at any time we are not eligible to transfer our common stock electronically or a material adverse change in our business, financial condition, operations or prospects has occurred.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 7,860,101 shares being offered under this prospectus which may be sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares being offered will be sold over a period of up to 30 months commencing on the date that the registration statement of which this prospectus forms a part becomes effective. The sale by Lincoln Park of a significant amount of shares being offered under this prospectus at any given time could cause the market price of our common stock to decline and to be highly volatile. Lincoln Park may ultimately purchase all, some or none of the 7,860,101 additional shares of common stock being offered under this prospectus. If we sell these shares to Lincoln Park, Lincoln Park may sell all, some or none of such shares. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $12,000,000 of our common stock. Depending on the price per share at which we sell our common stock to Lincoln Park, we may be authorized to issue and sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act of 1933 any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying assumed purchase prices for the 7,860,101 additional shares included in this offering that may be issued to Lincoln Park under the Purchase Agreement:

		Percentage of
		Outstanding Shares	Proceeds from the Sale
Assumed Average		After Giving Effect to	of Shares to Lincoln
Purchase Price Per	Number of Shares to	the Issuance to Lincoln	Park Under the
Share	be Issued	Park (1)(3)	Purchase Agreement
$0.35(2)	7,860,101	9.5%	$2,751,035
$0.50	7,860,101	9.5%	$3,930,051
$0.75	7,860,101	9.5%	$5,895,076
$1.00	7,860,101	9.5%	$7,860,101
$1.25	7,860,101	9.5%	$9,525,126
____________________________
(1)

The denominator is based on 75,057,576 shares outstanding as of March 19, 2014, adjusted for 7,860,101 shares which we would have sold to Lincoln Park at the applicable assumed average purchase price per share.

(2)

Under the Purchase Agreement, we may not sell and Lincoln Park may not purchase any shares on a day in which the closing sale price of our common stock is below $0.35, as may be adjusted in accordance with the Purchase Agreement.

(3)

Under the Purchase Agreement, we may not sell and Lincoln Park may not purchase shares to the extent that it would cause Lincoln Park to beneficially own more than 9.99% of our outstanding common stock.

Plan of Distribution

Each of the selling stockholders named above may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  privately negotiated transactions;

  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; or

  any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended and BIL and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended in connection with such sales.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer may be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor the selling stockholders can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between the selling stockholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park and BIL. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act of 1933 or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act of 1933 that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling stockholders.

Our common stock is quoted on the OTC Bulletin Board under the symbol “KRED”.

Description of Securities

General

This prospectus includes 10,769,192 shares of common stock offered by the selling stockholders. The following description of our common stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 877,500,000 shares of common stock, with a par value of $0.001 per share. As of March 19, 2014, there were 75,057,576 shares of our common stock issued and outstanding held by approximately 52 stockholders of record of our common stock. We are also authorized to issue 10,000 shares of preferred stock at a par value of 0.001, of which there are no preferred shares issued and outstanding.

Voting Rights

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Two stockholders present and being, or representing by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. When a quorum is present or represented at any meeting, the vote of the stockholders of a majority of the stock having voting power present in person or represented by proxy will be sufficient to elect members of our board of directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the articles of incorporation, a different vote is required in which case such express provision will govern and control the decision of such question. Except as otherwise required by law, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by our stockholders representing a majority of the shares entitled to vote at such a meeting.

Our board of directors has the power to amend our bylaws. As a result, our board of directors can change the quorum and voting requirements at a meeting of our stockholders, subject to the applicable laws.

Other Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

  20% or more but less than 33 1/3%;
  33 1/3% or more but less than or equal to 50%; or
  more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

  has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and
  does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we believe that we do business in Nevada directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of March 19, 2014, we had 52 stockholders of record. Therefore we believe that these provisions do not apply to us. If we obtain over 200 stockholders of record, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

  representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Experts and Counsel

The financial statements as of December 31, 2013 and 2012 and for the years then ended included in this prospectus and in the related registration statement have been so included in reliance for the year ended December 31, 2013 on the report of Anton Chia, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere in this prospectus and the related registration statement, given on the authority of said firm as experts in auditing and accounting; and for the year ended December 31, 2012 on the report of MaloneBailey, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere in this prospectus and the related registration statement, given on the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 900 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information With Respect To Our Company

Description of Business

Corporate Information

We were incorporated in the State of Nevada on October 4, 2010. Sandwich Isles was incorporated in the State of Hawaii on August 22, 2008. As a result of the closing of the asset purchase agreement, the principal offices of our company are now located at 2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756.

Prior to and in anticipation of closing of the asset purchase agreement, on September 9, 2013, our company effected a name change by merging with its wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”. In addition, on September 9, 2013, our company effected a 13.5 to one forward stock split of our authorized, and issued and outstanding shares of common stock.

As described above, on October 4, 2013, we entered into an asset purchase agreement with Sandwich Isles, Shaun Roberts and Steven M. Schorr, and as a result of the closing of this agreement, we adopted the Business of Sandwich Isles.

Following the closing of the asset purchase agreement with Sandwich Isles, our company became engaged in the business of distributing, marketing and selling for retail sale the food and beverage products based on the fruit of the coffee plant.

Principal Products

Our principal product is our premium coffee fruit wellness drink, KonaRed Antioxidant Juice, offered to retail consumers. Previously discarded as a byproduct of coffee production, the fruit surrounding the coffee seed or bean has been recognized as a powerful anti-oxidant.

Our company’s consumer products line consists of the following proprietary formulations:

16 oz. KonaRed and KonaRed Lite Antioxidant Juice (2 servings) – Our company’s flagship beverage, the 16 oz. superfruit drink has experienced widespread placement in cold juice coolers in a myriad of major establishments.

10.5 oz. KonaRed Antioxidant Juice (1 servings) – Our 10.5 oz. is now being featured at a number of establishments in lieu of the standard 16 oz.

Other Products

The following products extensions were also added during early 2014.:

  KonaRed On-the-Go Packs (15 per box)
  KonaRed Hawaiian Superfruit Powder (100% soluble coffee fruit powder)

Operations, Facilities and Distribution Method for Our Products

Our company uses a prototypical outsourcing business model, utilizing third parties for the bulk of our non-core business operations, such as manufacturing and coffee fruit extraction, while maintaining in-house control of our critical marketing, product development and warehousing and shipping functions. Exceptions to this approach have included our company’s coffee fruit initial extraction facility in Maui which facilitated the creation of important protocols for optimal drying and extraction of the fruit. Early stage research and development (“R&D”) was also performed at a Maui facility as management focused from inception on the science behind the brand. As we grew we required larger production capacity and our Maui facility was shut down in March 2013.

When we gained full confidence that we had developed the necessary processing and manufacturing intellectual property (“IP”) with respect to processing and manufacturing our base ingredient (the coffee fruit), we transitioned our coffee fruit extraction to contract manufacturers. To ensure this tactical change was seamless, we initially moved a portion of the extraction to a California-based contract manufacturer within close proximity of our warehousing operation (described below), which is now where all extraction takes place.

Based on a cost-benefit analysis and the successful initial beverage roll-out in the west coast market, we also determined that warehousing and shipping functions were more efficiently handled in-house. Therefore in June 2012, our company entered into a two-year lease for a 10,000 square foot facility in San Clemente, California, which also houses inventory for Malie, Inc., (“Malie”) a beauty and spa products company owned by our Company’s founders, Dana and Shaun Roberts. Operating under the trade name Malie Organics, Malie’s operations were initiated in 2004 and the business is focused on the high-end Hawaiian and global resort channel, retail and online sales. Mrs. Roberts actively manages Malie in addition to performing her chief financial officer responsibilities for our company. Our chief executive officer, Shaun Roberts, has no involvement in Malie’s day-to-day operations. As part of the operating arrangement between the respective entities, Malie pays approximately $2,000 of the California warehouse lease and also pays a portion of staff salaries at the facility.

Facility	Square footage	Number of employees per site (1)	Lease expense per month
Corporate Head Office Kalaheo, Hawaii	700 sq ft	3	$700
Warehouse & Distribution Center San Clemente, California	10,000 sq ft	5	$7,267 (2) $7,539 (2)

(1)	Additionally, CFO John Dawe works from separate office facilities and 3 sales and marketing employees are based in Oahu, Hawaii in home office arrangements.
(2)

Based on our agreed share of the total lease costs, which were $$9,266.70 per month for the period from January 1 to May 31, 2013; and $9,811.80 per month for the period from June 1 to December 31, 2013.

Supply and Distribution for Our Product

Our company’s ability to secure exclusive Kona-based and other Hawaiian coffee fruit has elevated the stature of the home grown brand image and allows our company to operate without constraints in the supply chain far out into the future. We have been successful in securing a number of agreements (Greenwell Farms and JavaPlant) structured as 5-year arrangements containing roll-over provisions. The foregoing agreements generally provide that so long as our company purchases raw material from the supplier, the supplier is obligated to provide raw material exclusively to our company. Our company’s principal supplier is Greenwell Farms, Inc., a Hawaii corporation. We recently renewed our Raw Material Acquisition Agreement with Greenwell Farms, whereby Greenwell Farms continued to agree that it would be an exclusive supplier of raw material so long as we purchase raw material from Greenwell Farms.

We determine the amount of dried coffee fruit to purchase from our suppliers based on our annual sales forecasts and we have historically been accurate at estimating supply quantities based on projected sales. Since the fruit surrounding the coffee seed or bean was previously discarded as a byproduct of coffee production, such raw material has also remained readily available from coffee farms located in Hawaii and internationally. Therefore, although we currently have a principal supplier, in the event that we lose a principal supplier, we are confident that we would be able to ascertain raw material from other suppliers.

Exemplifying an extremely efficient Ingredient Division operating model, our company takes possession of the dried coffee fruit from the grower, ships the raw material to our San Clemente warehouse for storage, subsequently sending required quantities to subcontractors for value-added processing. The value-added processing consists of water based extraction whereby the dried coffee fruit is reduced to liquid extract, which processing generally takes approximately 24 hours to complete. We enter into agreements with our subcontractors based on their ability to create flavor solutions.

For our company’s beverage production, the coffee fruit finished goods are sent to a 3rd party flavor house which makes the KonaRed concentrate and then ships it to our company’s bottling vendors. Notably, we own the proprietary beverage formulas. Pallets of the ready-to-drink 16 oz. and 10.5 oz. SKUs are then shipped back to our company’s warehouse and disseminated to either distributors or shipped directly to retailers.

The supply chain logistics are occasionally altered, as is the case with the “healthy coffee products” based on branding that are produced by large national coffee companies.

Market and Sales and Marketing

We believe our company has established a frontrunner position in the coffee fruit category, boasting a series of retail entrees within 18 months of product launch. Setting out to first establish the upstart coffee fruit sector on our home turf in Hawaii, visible placement has in turn spawned similar opportunities on the west coast, representing an expanding presence with iconic industry players. Our company’s eastward expansion is now underway in addition to a strategy of targeting additional sales avenues, including the restaurant and hospitality space and the pursuit of international prospects in Japan.

Sales Strategy

Facilitating our sales efforts through the use of beverage and natural foods distributors, our company has been able to benefit from the highly entrenched positions occupied by these firms in the retail industry. In contrast, certain chains like WalMart and Vitamin Shoppe mandate direct shipments from the consumer product provider. Management has also retained manufacturers’ sales representatives in working to calibrate its overall sales efforts. During the roll-out, management has learned the importance of supporting its distributor network with internal sales personnel “on the ground.” Particularly for an emerging product, merchandising follow-up, dialog with store managers and coordination of promotions and pricing are critical in maintaining brand momentum. Our company has also deployed demos extensively in its early stages and has found a linear connection between demos and sales traction, particularly at the introduction stage in new venues. Demos are often outsourced to specialists in the field and have represented a major expenditure for the business, although demo expense ratios are planned to decrease from previous product launch levels.

Our company has employed co-op advertising and special promotions in conjunction with its retail partners when deemed appropriate in its brand building efforts. To date, no slotting fees have been paid. A slotting fee is an amount paid by the manufacturer to the retailer for making room on its retail shelf for the product. It should be noted that our flagship beverage pricing levels have already been adjusted by our management to reflect the current pricing dynamics fostered by recent industry consolidation. Specifically, the entrance of leading beverage monoliths into the functional beverage category has tightened pricing but also created a vibrant mergers and acquisitions environment for emerging brands like KonaRed. Recent industry deals include:

  Coca Cola acquired Zico Coconut Water in January 2014;
  Pepsi acquired a majority stake in O.N.E. Coconut Water in April 2012;
  InBev has made a series of investments in Sambazon (in August 2012, December 2011, and December 2008); and
  InBev has also made a series of investments in Vita Coco in May 2012 and December 2010.

Advertising

With a guerilla marketing and word of mouth backdrop, KonaRed has also used radio advertising, events (promotions and contests) and Surf News Network in the Hawaiian market. Social media has also been another low cost advertising tool used by our company. While confining its efforts primarily to non-mainstream advertising options, our company did effectively utilize a high profile billboard campaign on major southern California freeways in Spring 2012. In addition to placement on 11 billboards, KonaRed was also prominently displayed on 75 high-traffic bus stop shelters, a tactic that resulted in traceable sales results in the region. Management plans to selectively implement this approach in the future as well.

Organic Promotion

Through its continuing presence in the Hawaiian community, participating in and promoting ocean and extreme-athlete related contests, races and charity events, our company has weaved the brand into the collective consciousness of this trend-setting culture.

Advancing our company’s media depth and brand cache, our company also sponsors an “Ambassador Team,” a group of Hawaiian super-athletes who have embraced the product and participate in promotional events, sign autographs at store openings, and are generally available to spread the goodwill of the brand.

Targeted Growth Areas

While still early in its life cycle, international distribution opportunities have been presented to our company. The food service and hospitality channel also appears ideally suited for our company and management has begun to focus on establishing a pathway into the restaurant and hotel arena.

Competition

The beverage industry is extremely competitive. The principal areas of competition include pricing, packaging, development of new products and flavors, and marketing campaigns. Our product is competing directly with a wide range of drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other marketing campaigns. In addition, companies manufacturing these products generally have far greater financial, marketing, and distribution resources than we do.

Important factors that will affect our ability to compete successfully include taste and flavor of our product, trade and consumer promotions, the development of new, unique and cutting edge products, attractive and unique packaging, branded product advertising, pricing, and the success of our distribution network.

We will also be competing to secure distributors who will agree to market our product over those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets.

Our product will compete generally with all liquid refreshments, including numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade. We will compete directly with other consumer products participants in the nascent coffee fruit sector including Bai5 and SoZo Coffeeberry. As we are still a relatively new business and we have modest revenues, we believe that we are a small company in the general liquid refreshments market and health liquid refreshment market.

Intellectual Property

KonaRed® is a registered trademark in the United States and in Japan and we intend to seek a number of trademarks for slogans and product designs. We also hold trademark rights to the “Paradise in a Bottle®” tag line. We believe we have the rights to use the necessary processing and manufacturing intellectual property relating to processing and manufacturing our base ingredient (the coffee fruit) and our proprietary beverage formulas. However, we do not own the manufacturing process for making the finished beverages. We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights could result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights will be a key component of our operating strategy.

Partnership Initiative with VDF FutureCeuticals Inc.

To the mutual satisfaction of the parties, on January 28, 2014 we settled a patent dispute which had been pending since 2011 with VDF FutureCeuticals Inc. (“VDF”) by forming a partnership with VDF.

VDF is a major biotech and ingredient supplier and owner of the patent-protected CoffeeBerry® coffee fruit technology, a proprietary set of agricultural and industrial processes and a line of unique ingredients. VDF’s patents and processes capture the same potent nutrition inherent in coffee fruit which had formed the basis of two provisional patent applications made by KonaRed based on the proprietary research and development which had been fully developed by KonaRed.

The partnership brings together the flavor profile of KonaRed’s beverages and the ingenuity, innovation, and ongoing chemistry and clinical research of VDF’s globally integrated CoffeeBerry® coffee fruit ingredient platform.

Commenting on formation of the partnership, Mr. Shaun Roberts, CEO of KonaRed and Mr. John Hunter, Executive Vice President of VDF provided the following:

“Finding ways to work together, bridge differences, and create something stronger than the sum of its parts is what the spirit of Aloha is all about, and this dispute with FutureCeuticals is a perfect example,” said KonaRed CEO Shaun Roberts. “This new relationship was forged within the crucible of the lawsuit. During productive discussions with FutureCeuticals, it became apparent that there were obvious synergies available to KonaRed if we worked together. The CoffeeBerry® coffee fruit IP opens up limitless opportunities for us, and I have no doubt that we’re now a far stronger company than we were before.”

“KonaRed has built a very strong brand concept and shows real promise in the marketplace,” said FutureCeuticals Executive VP John Hunter. “During our negotiations, Shaun and Dana Roberts impressed us [and] it became immediately apparent that they are genuine people and terrific marketers. KonaRed is a natural match for our IP and for the extensive science and manufacturing expertise that underlies our CoffeeBerry® coffee fruit ingredient-line. FutureCeuticals welcomes KonaRed into our license fold, and we see a new, even stronger KonaRed emerging from this lawsuit with our partnership.”

VDF (www.futureceuticals.com) is a leader in the bio-research, development, and manufacture of high-quality fruit, vegetable, and grain-based nutraceutical and functional food ingredients. VDF is committed to discovery-based research that leads to the expansion of human health, and is the trusted partner-of-choice for companies in search of creative, ethical solutions for the health and wellness needs of today’s consumer. Its sister company, Van Drunen Farms, was founded over one hundred years ago, and has grown into one of the largest dried food ingredient manufacturers and suppliers in the world.

KonaRed and VDF signed a number of agreements, which are described in Note 11 of the financial statements for the year ended December 31, 2013 included in this prospectus. To summarize, VDF can earn an equity interest in KonaRed and will earn licensing fees from KonaRed sales, among other matters agreed upon.

Seasonality of Business

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Research and Development Costs During the Last Two Years

KonaRed has maintained a modest R&D effort over fiscal years 2013 and 2012, having spent approximately $18,710 and 34,850, respectively.

R&D has been focused on quinic acid, an antioxidant that is in greater abundance in the KonaRed beverage than any other molecule. With a molar mass of 192.17 g/mol, quinic acid is small by comparison to other organic chemicals known as polyphenols. Much of our research has been directed towards attempts to confirm whether there is a correlation between small molecular mass and high bioavailability (the body’s ability to readily absorb a substance introduced). In addition, our research has been focused on whether antioxidants with a high oxygen radical absorbance capacity, a method of measuring antioxidant capacities in biological samples, and a high bioavailability may provide a way to increase one’s cellular metabolic efficiency (“CME”). We believe that it is possible that increased CME may result in increased energy, reduction of metabolic oxygen related stress at the cellular level and reduction of inflammation. We intend to continue our research to the extent of our limited funds and to examine whether the consumption of KonaRed products, if established as substances that increase CME, might provide positive effects on human health by decelerating the death of cells without negative side effects. Such research is in a very preliminary stage, there is no proof that KonaRed can produce health benefits for humans, and we do not have the funds required to conduct an extensive research program on the matter.

In 2012, a series of tests were conducted at Cayetano University in Lima, Peru by a team of research physicians to determine the antiviral and anti-inflammatory properties of KonaRed in a clinical environment. The Cayetano University studies were commissioned by KonaRed. They were in-vitro (test tube) based studies and not human trials. The KonaRed extract was found to improve cell viability, increase T cell proliferation and improve antiviral defense. The foregoing conclusions were based on the results of antiviral activity and cell proliferate effect of KonaRed on mice.

In these limited tests, KonaRed’s coffee fruit demonstrated an antiviral effect, improving cell viability, increasing T cell proliferation and improving antiviral defense. The body’s first line of defense against viruses is the immune system. This comprises cells and other mechanisms that defend the host from infection in a non-specific manner. Because viruses use vital metabolic pathways within host cells to replicate, they are difficult to eliminate without using drugs that cause toxic effects to host cells in general. The foregoing limited studies suggested that KonaRed beverage’s coffee fruit could have antiviral effects upon consumption by humans.

As in any research and development program, further investigation and study is required. Whether KonaRed’s beverage ultimately proves to be a useful CME supplement, and does so without negative effectives, and whether the promotion of CME proves to have therapeutic effects on humans, is unknown. To the extent our Company has funds available for research and development, management intends to pursue this line of research and investigation on a limited basis.

Government Regulation

Our products are considered to be synonymous with coffee for regulatory purposes and are thus sold under the U.S. Food and Drug Administration’s (“FDA”) “Generally Regarded as Safe” (“GRAS”) regulatory umbrella. Accordingly, we are not required to petition for FDA approval of its coffee fruit offerings, which would be typical under standard dietary supplement guidelines. However, our company has registered all of its supply chain subcontractors with the FDA as required and has met and answered all inquiries by the FDA. We believe we are in full compliance with all FDA regulations.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our product are subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state and local workplace health and safety laws; various federal, state and local environmental protection laws; and various other federal, state and local statutes and regulations. It will be our policy to comply with any and all legal requirements.

Employees

In addition to Shaun Roberts, who is our president, chief executive officer and a director and Dana Roberts, who is our chief financing officer, treasurer, secretary and director, we currently employ 6 full time employees whom all work in the United States. Our operations are overseen directly by management that engages our employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain other skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships will provide the foundation through which we expect to grow our business in the future. We believe that the skill-set of our management team will be a primary asset in the development of our brands and trademarks.

Description of Property

Our corporate office is located at 2829 Ala Kalanikaumaka St., Suite F-133 Koloa, HI 96756. This leased property consists of approximately 1,000 square feet of office space.

Our warehouse and distribution center is located at 1101 Via Callejon - #200, San Clemente, California 92673 comprised of 2,558 square feet of office area and 8,344 square feet of warehouse area. Base rent is $9,811.80 per month with the term ending May 31, 2014. We pay a total of $7,537.25 per month with the remainder paid by Malie, Inc. (a company controlled by Dana Roberts). We believe that the condition of our principal offices is satisfactory, suitable and adequate for our current needs.

At present the Company has no material property balances which are classified as assets under generally accepted accounting principles.

Legal Proceedings

There are no material, active, or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our officer and director, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market information

Our common stock is currently quoted on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority, under the symbol “KRED”. Trading in stocks quoted on the OT Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Bulletin Board on May 9, 2012. During the year ended December 31, 2012, and for the nine months ended September 30, 2013, no shares of our common stock traded. Set forth below are the range of high and low prices for our common stock from Yahoo! Finance for the period indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions:

Quarter Ended	High Bid	Low Bid
12/31/2013	$0.80	$0.59

On March 19, 2014, the closing price for our common stock as reported by the OTC Bulletin Board was $0.80 per share.

Transfer Agent

Our shares of common stock are issued in registered form. The transfer agent and registrar for our common stock is Island Stock Transfer, located at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

Holders of Common Stock

As of March 19, 2014, there were approximately 52 registered holders of record of our common stock. As of such date, 75,057,576 shares were issued and outstanding.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Subject to compliance with applicable corporate laws, our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All shares of our common stock are entitled to an equal share of any dividends declared and paid.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
KonaRed Corporation

We have audited the accompanying balance sheet of KonaRed Corporation (the "Company") as of December 31, 2013, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended. The financial statements for the year ended December 31, 2012, were audited by other auditors whose report dated October 10, 2013, expressed an unqualified opinion, except for an emphasis of a matter paragraph regarding the Company's ability to continue as a going concern. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the accompanying financial statements, the Company has suffered recurring losses from operations. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Anton & Chia, LLP
Newport Beach, California
March 17, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sandwich Isles Trading Co., Inc
Kalaheo, Hawaii

We have audited the accompanying balance sheets of Sandwich Isles Trading Co., Inc. (the “Company”) as of December 31, 2012 and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone Bailey, LLP
www.malone−bailey.com
Houston, Texas
October 10, 2013

KONARED CORPORATION
BALANCE SHEETS

	December 31, 2013	December 31, 2012

ASSETS

CURRENT ASSETS
Cash	$213,156	$7,383
Accounts receivable	26,422	6,735
Inventory	390,127	153,492
Other current assets	11,000	3,500
TOTAL CURRENT ASSETS	640,705	171,110

OTHER ASSETS	—	9,644

TOTAL ASSETS	$640,705	$180,754

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$276,957	$489,713
Accounts payable – related parties	—	143,122
Secured note	—	—
Term loan	—	3,863
Line of credit	—	113,547
Shareholders advances	—	94,440
TOTAL CURRENT LIABILITIES	276,957	844,685

TOTAL LIABILITIES	276,957	844,685

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred shares, 10,000 shares with par value $0.001 authorized; no shares issued and outstanding at December 31, 2013 and December 31, 2012.	—	—
Common shares, 877,500,000 shares with par value $0.001 authorized; 72,366,667 and 64,350,423 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	72,367	64,350
Additional paid in capital	11,969,774	7,037,834
Accumulated Deficit	(11,678,393)	(7,766,115)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	363,748	(663,931)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$640,705	$180,754

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
STATEMENTS OF OPERATIONS

	Year ended December 31, 2013	Year ended December 31, 2012

REVENUE:
Product sales	$889,932	$1,835,035
Cost of Goods Sold	447,569	1,152,098
GROSS MARGIN	442,363	682,937

OTHER INCOME:
License fees	49,000	—
Shipping and delivery	15,867	19,372
TOTAL OTHER INCOME	64,867	19,372

OPERATING EXPENSES:
Research and development	18,710	34,850
Advertising and marketing	143,061	757,087
General and administrative expenses	4,242,044	2,590,838
Total operating expenses	4,403,815	3,382,775

Loss from operations	(3,896,585)	(2,680,466)

OTHER EXPENSE:
Interest expense	(15,693)	(214,950)
Total other expense	(15,693)	(214,950)
Loss Before Income Taxes	$(3,912,278)	$(2,895,416)
Provision for income taxes	—	—
Net Loss	$(3,912,278)	$(2,895,416)

Basic and diluted loss per common share	$(0.06)	$(0.04)
Basic and diluted weighted average shares outstanding	66,187,185	64,350,423

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock
	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total

Ending balance, December 31, 2011	64,350,423	64,350	4,188,644	(4,870,699)	(617,705)

Common shares issued by Sandwich Isles for cash	3,207,776	2,234,003	—	—	2,234,003
Common shares issued by Sandwich Isles for services	606,695	424,687	—	—	424,687
Additional paid-in capital related to warrants issued by Sandwich Isles	—	—	190,500	—	190,500
Recapitalization adjustment relating to fiscal 2012 balances	(3,814,471)	(2,658,690)	2,658,690	—	—
Net loss – year ended December 31, 2013	—	—	—	(2,895,416)	(2,895,416)
Ending balance, December 31, 2012	64,350,423	64,350	7,037,834	(7,766,115)	(663,931)

Common shares issued by Sandwich Isles for cash	300,953	140,000	—	—	140,000
Common shares issued by Sandwich Isles for services	61,750	39,550	—	—	39,550
Common shares issued by Sandwich Isles to settle related party accounts payable	91,667	27,500	—	—	27,500
Common shares issued by Sandwich Isles to repay shareholder advances	314,800	94,440	—	—	94,440
Recapitalization adjustment relating to fiscal 2013 balances	(769,170)	(301,490)	292,179	—	(9,311)
Common shares cancellation, October 4, 2013	(38,700,423)	(38,700)	38,700	—	—
Common shares issued to Sandwich Isles shareholders, October 4, 2013	42,750,000	42,750	(42,750)	—	—
Common shares issued for note conversion	1,111,111	1,111	498,889	—	500,000
Common shares issued for cash	2,855,556	2,856	1,282,144	—	1,285,000
Additional paid-in capital related to warrant issuance	—	—	1,861,803	—	1,861,803
Additional paid-in capital related to option grants	—	—	1,000,975	—	1,000,975
Net loss – year ended December 31, 2013	—	—	—	(3,912,278)	(3,912,278)
Balance – December 31, 2013	72,366,667	$72,367	$11,969,774	$(11,678,393)	$363,748

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2013	Year Ended December 31, 2012

OPERATING ACTIVITIES:
Net loss	$(3,912,278)	$(2,895,416)
Adjustments to reconcile net loss to net cash used in operating activities:
Debt discount amortization	—	190,500
Bad debt expense	14,322	—
Stock issued for services	39,550	424,687
Stock issued to settle related party accounts payable	27,500	—
Warrant issuance expense	1,861,803	—
Option grants expense	1,000,975	—
Impairment of other assets	9,644	—
Changes in operating assets and liabilities:
Accounts receivable	(34,009)	191,800
Inventory	(236,635)	(151,090)
Other current assets	(7,500)	—
Accounts payable and accrued liabilities	(222,067)	(165,440)
Accounts payable – related parties	(143,122)	122,557
NET CASH USED IN OPERATING ACTIVITIES	(1,601,817)	(2,282,402)

FINANCING ACTIVITIES:
Proceeds from term loan	—	225,000
Payments on term loan	(3,863)	(225,000)
Proceeds from line of credit	—	275,000
Payments on line of credit	(113,547)	(161,453)
Proceeds from shareholder advances	10,000	12,180
Payments on shareholder advances	(10,000)	(82,180)
Proceeds from loan	500,000	—
Proceeds from issuance of common stock for cash	1,425,000	2,234,003
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,807,590	2,277,550

NET INCREASE (DECREASE) IN CASH	205,773	(4,852)

CASH, Beginning of Period	7,383	12,235

CASH, End of Period	$213,156	$7,383

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	Year Ended December 31, 2013	Year Ended December 31, 2012

Cash paid during the year for:

Interest	$15,693	$20,587

NON CASH INVESTING AND FINANCING ACTIVITIES

	Year Ended December 31, 2013	Year Ended December 31, 2012
Discount on warrants issued with debt	$—	$190,500
Conversion of loan into common stock	$(500,000)	$—
Shareholder advances repaid by stock issuances	$94,440	$—
Additional paid-in capital deduction related to reverse capitalization	$(9,311)	$—

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Nature of Organization

KonaRed Corporation (“KonaRed”, "KonaRed Corporation", "us", “we”, the “Registrant”, or the “Company”) was incorporated in the State of Nevada on October 4, 2010 as TeamUpSport Inc. Prior to, and in anticipation of, closing of an asset purchase agreement (the "Asset Agreement") with Sandwich Isles Trading Co, Inc. ("Sandwich Isles"), on September 9, 2013 our company effected a name change by merging with our wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”. On October 4, 2013 pursuant to the terms the Asset Agreement, we acquired substantially all of the assets, property and undertaking of the health beverage and food business (the "Business") operated under the name “KonaRed” from Sandwich Isles which is engaged in the production and marketing of supplements produced from the fruit of the coffee plant. Sandwich Isles is a private company with facilities in Hawaii and California and was incorporated in Hawaii on August 22, 2008.

As a result of our acquisition of the Business from Sandwich Isles, on October 4, 2013 we ceased to be a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Fiscal Year

These financial statements have been presented by the Company in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31st (prior to the Asset Agreement our fiscal year end was May 31st and upon execution of the Asset Agreement on October 4, 2013, our fiscal year end changed to December 31st.)

In connection with the closing of the Asset Agreement, we experienced a change of control, as our existing director resigned, new directors who were nominees of Sandwich Isles were appointed to our board and Sandwich Isles was issued shares that constituted 59.07% of our issued and outstanding shares of our common stock. Additionally, as a result of the acquisition, Sandwich Isles’ current management became our management. As a result, we have determined to treat the acquisition as a reverse recapitalization for accounting purposes, with Sandwich Isles as the acquirer for accounting purposes. As such, these financial statements are based on the financial results of Sandwich Isles, rather than that of our company prior to the completion of the transactions described herein.

On September 9, 2013, we effected a 13.5 to one forward stock split of our common stock. The securities of our Company referred to in these financial statements are the securities subsequent to the forward stock split.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Use of Estimates
The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

Financial Instruments
The Company’s financial instruments consist principally of cash, accounts receivable, inventory, accounts payable, notes payable and related party debt. The Company believes that the recorded values of all of these financial instruments approximate their current fair values because of the short term nature and respective maturity dates or durations.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable
Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Bad debts expense or write offs of receivables are determined on the basis of loss experience, known and inherent risks in the receivable portfolio and current economic conditions. During the year ended December 31, 2013, the Company wrote off accounts receivable totaling $14,322 related to two customers. There were no write-offs during the year ended December 31, 2012 and there is no allowances for doubtful accounts recorded for the years ended December 31, 2013 and December 31, 2012.

Inventories
Inventories are composed of raw materials and finished goods. Our inventory process begins when our Company takes possession of dried coffee fruit from coffee growers in Hawaii. We then ship the raw material to our California warehouse for storage and then send required quantities to subcontractors for value-added processing. This value-added processing consists of water based extraction whereby the dried coffee fruit is reduced to liquid extract. For our Company’s beverage production, the coffee fruit raw materials are sent to a 3rd party flavor house which makes the KonaRed concentrate. After we take receipt of the extracts they are shipped to our bottling vendors. The bottling vendors then add our proprietary extract to other ingredients and finish assembly of our finished goods which are primarily comprised of ready-to-drink 16 oz. and 32 oz. size drink products. Once the bottling process is complete, finished goods are shipped back to our Company’s warehouse and subsequently disseminated by us to either distributors or shipped directly to retailers. These supply chain logistics are occasionally altered, as is the case with branded “healthy coffee products” which are produced by large national coffee companies using our proprietary extracts.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Inventories are valued at the lower of, cost as determined on an average basis, or market. Market value is determined by reference to selling prices at, or around, balance sheet date or by management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if a valuation allowance is required. If a valuation allowance is required, an offsetting entry is made which expenses the reserved inventory to cost of goods sold during the period in which the valuation was required. Subsequently, if this reserved inventory is used in future periods, an offset is entered to cost of goods sold which decreases cost of goods sold during that subsequent period. Costs of raw material and finished goods inventories include purchase and related costs incurred in bringing the products to their present location and condition. Labor, direct and indirect overhead, and the processing, bottling and shipping costs incurred during 3rd party manufacturing are factored into the costs of our inventories.

Revenue Recognition
Sales revenue consists of amounts earned from customers through the sales of its finished products via wholesale and direct online retail channels. The Company also operates a branded ingredients division that sells raw material fruit powder and extracts to wholesale customers. Sales revenue is recognized when persuasive evidence of an arrangement exists, price is fixed or determinable, title to and risk of loss for the product has passed, which is generally when the products are received by the customers, and collectability is reasonably assured. Customers accept good FOB shipping point. Goods are sold on a final sale basis and in the normal course of business the Company does not accept sales returns. In exceptional circumstances when negotiated, sales returns which are accepted goods are returned to inventory and deducted from sales revenue.

Cost of goods sold
Cost of goods sold consists primarily of selling of raw materials and finished goods purchased from vendors as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs. Costs of raw material and finished goods include purchase and related costs for our labor and direct and indirect overhead costs, and the processing, bottling and shipping costs charged by 3rd party manufacturers.

Income Taxes
In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in these financial statements is the benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

No liability for unrecognized tax benefits was recorded as of December 31, 2013 and December 31, 2012.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Stock Based Payments
We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Research and Development
Costs incurred in developing the ability to create and manufacture products for sale are included in research and development. Once a product is commercially feasible and starts to sell to third party customers, the classification of such costs as development costs stops and such costs are recorded as costs of production, which are included in cost of goods sold. Research and development costs are expensed when incurred.

Basic and Diluted Net Loss per Share
The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock warrants and options, using the treasury stock method; and convertible preferred stock and convertible debt using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. The Company currently has options, warrants and convertible debt outstanding, and convertible preferred stock has been issued. Common stock equivalents pertaining to the options, warrants and convertible debt were not included in the computation of diluted net loss per common share in these financial statements because the effect would have been anti-dilutive due to the net losses for the years ended December 31, 2013 and December 31, 2012.

Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times such cash may be in excess of the FDIC limit. With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

Related parties
A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Fair Value Measurements
As defined in ASC 820 “Fair Value Measurements”, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Advertising
Costs for advertising are expensed when incurred. Advertising costs totaled $20,373 and $126,810 for the years ended December 31, 2013 and December 31, 2012, respectively. The Company also incurs marketing expenses for product promotion which are included with advertising to form the advertising and marketing item in our statement of operations. Excluding advertising, these other promotional costs totaled $$122,688 and $630,277 for the years ended December 31, 2013 and December 31, 2012, respectively.

Recently Adopted Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception, the Company has incurred losses totaling $11,678,393 as of December 31, 2013; and has a incurred a net loss for the current year of $3,912,278. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. If necessary, the Company will pursue additional equity and/or debt financing while managing cash flows from operations in an effort to provide funds to meet its obligations on a timely basis and to support future business development. The financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern. To address these issues, on January 27, 2014 the Company closed two private placements of its common shares which raised $1,000,000 and, as detailed in Note 12 – Subsequent Events, on February 3, 2014, the Company entered into a share purchase agreement (the “Purchase Agreement”) with an Illinois limited liability company, pursuant to which we have the right to sell to them up to $12,000,000 in shares of our common stock, subject to certain limitations set forth in the Purchase Agreement.

NOTE 4 – Inventory

Inventory includes raw materials and finished goods. Finished goods contain direct materials and other manufacturing costs charged directly by third party manufacturing vendors.

Inventory consists of the following:
	December 31, 2013	December 31, 2012

Raw materials	$226,680	$269,644
Finished goods	182,179	63,709
Inventory allowance	(18,732)	(179,861)
Total	$390,127	$153,492

The Company recognized $161,129 and $51,390 recovery in inventory allowance respectively for the years ended December 31, 2013 and December 31, 2012. These recoveries were due to the Company selling inventories that were fully reserved in prior years.

NOTE 5 – Other Current Assets and Other Assets

Other current assets for the year ended December 31, 2013 total $11,000 and are comprised of a rent deposit of $3,500 and a prepayment to a service provider of $7,500. During the year ended December 31, 2012 other current assets were comprised of the $3,500 rent deposit.

During the year ended December 31, 2012, other assets included a $9,644 balance for equipment and furniture. During fiscal 2013 we determined an impairment charge of $9,644 should be entered against this equipment and furniture, which brought the value of other assets to an ending balance of $nil at December 31, 2013.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 6 – Notes Payable and Line of Credit

On March 30, 2012, the Company issued a 10% term loan of $225,000 ("Note One") to a third party creditor ("Creditor One"). The terms of Note One required that principal be repaid in monthly installments of $75,000 each, beginning on April 1, 2012. As part of the Note One agreement, the Company issued to Creditor One a warrant to purchase 1,837,000 common shares of the Company. The relative fair value of the warrants was determined to be $190,500 (see Note 8) and was recognized as a debt discount on the debt issuance date. There were no amounts owing on Note One for the year ended December 31, 2013. As of December 31, 2012, the full amount of the principal of Note One, plus interest of $3,863 had been paid on Note One and there were no further amounts owing on Note One. When Note One was fully paid off, the debt discount was fully amortized for the year ended December 31, 2012 as interest expense with an offset to Additional Paid-in Capital. In a separate transaction, the Company also issued 142,857 shares of common stock at $0.70 per share to Creditor One for cash proceeds totaling $100,000 on January 24, 2012.

On January 12, 2012, the Company entered into a working line of credit agreement (the "LOC") with Creditor One. Per the LOC agreement, the Company had the right to borrow a maximum of $2,000,000 and interest accrued at 10% per annum. In September 2012, a late payment occurred which triggered an increase in the interest rate of the LOC to 18% and interest subsequently accrued at the higher rate. The LOC expired on January 12, 2014. As of December 31, 2013, the LOC had been fully paid down and there were no amounts owed by the Company toward the LOC. During the year ended December 31, 2013, interest of $13,477 was paid on the LOC. During the year ended December 31, 2012, the Company borrowed $275,000 under the LOC, out of which $225,000 was used to pay off Note One as discussed above and the Company received the balance of $50,000 in cash. During the year ended December 31, 2012, the Company made LOC repayments totaling $161,453 which brought the LOC balance to $117,410 as of December 31, 2012, which included $113,547 of principal plus $3,863 of accrued interest.

On January 12, 2013, the Company completed issuance of a convertible note ("Note Two") to a third party shareholder of the Company ("Creditor Two"). Note Two comprised a loan of $10,000 to the Company which was due by December 18, 2015, accrued interest at 20% per annum, and was convertible into shares of the Company's common stock at $0.70 per share. Full repayment of Note Two was made on November 5, 2013 and comprised $10,000 principal and $1,994 of accrued interest.

On June 12, 2013, the Company issued a $500,000 secured promissory note (the "Secured Note") to a different creditor ("Creditor Three"). The Secured Note was due on December 1, 2013 and accrued interest at 12% per annum if the Company did not execute the Asset Agreement. Under the terms of the Secured Note the Company had granted to Creditor Two an interest in all assets and intellectual property of the Company as collateral. On October 4, 2013, the Secured Note was assigned by Creditor Three to another third party ("Creditor Four"). The Secured Note was then extinguished by Creditor Four on October 4, 2013 through the conversion of the Secured Note into 1,111,111 shares of the Company’s common stock at a price of $0.45 per share for proceeds of $500,000. No accrued interest had become due on the Secured Note.

NOTE 7 – Related Party Transactions

During the year ended December 31, 2013, related party transactions included:

(1) repayments to related parties of $143,122 to fully pay down related party accounts payable (including $27,500 repaid by issuances of stock);

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 7 – Related Party Transactions (continued)

(2) repayments through issuances of stock of $94,440 to fully pay down shareholder advances;

(3) shares issued to our CEO for compensation totaling $39,550;

(4) issuance to our CEO of 1,000,000 options exercisable into 1,000,000 restricted shares of the Company's common stock at an exercise price of $0.45 per share. These options were issued in lieu of the warrants contemplated in the employment agreement with our CEO. These options will vest in full on, or after October 4, 2014,  if, or when, the stock price of Company is trading above $1.00 per share. These options accrued a non-cash cost of $47,141 during the year ended December 31, 2013;

(5) payment of $196,156 to our Chief Scientific Officer (comprised of consulting fees of $136,156, and $60,000 as the first installment of the $120,000 buy-out of his contract. The second $60,000 payment of this buyout which is due in February 2014 has been recorded in these financial statements as an accrued liability);

(6) issuance to our CSO of 1,000,000 options exercisable into 1,000,000 restricted shares of the Company's common stock at an exercise price of $0.45 per share. These options were issued in lieu of the warrants contemplated in the employment agreement with our former CSO. These options will vest in full on, or after October 4, 2014,  if, or when, the stock price of Company is trading above $1.00 per share. These options accrued a non-cash cost of $47,141 during the year ended December 31, 2013. All provisions of this option grant remain in place as a term of our CSO's retirement agreement and a third and final payment of $60,000 relating to the agreement was paid during February 2014;

(7) issuance to our CFO of 1,000,000 options exercisable into 1,000,000 restricted shares of the Company's common stock at an exercise price of $0.74 per share. These options have a five year term, vested on grant date and were recorded as compensation expense of $732,886 for the year ended December 31, 2013 based on a Black-Scholes options pricing model valuation (see Note 7).

(8) salary & consulting fee payments totaling $120,000 and $45,000 were made to our CEO and CFO respectively.

At December 31, 2013 the Company had related party accounts payable of $60,000, and at December 31, 2012, related party accounts payable, which were mainly comprised of  unpaid payroll and consulting fees totaled $143,122. During the year ended December 31, 2012, $18,890 of related parties payable was reclassified to shareholders advances.

During the year ended December 31, 2013 shareholder advances owing were fully repaid through the issuance of stock totaling $94,440. Shareholder advances owing to related parties totaled $0 and 94,400, as of December 31, 2013 and December 31, 2012, respectively. Shareholder advances are made to the Company on a non-interest bearing basis and are payable on demand.

NOTE 8 – Equity

Our authorized capital stock consists of 877,500,000 shares of common stock, with a par value of $0.001 per share. We are also authorized to issue 10,000 shares of preferred stock at a par value of 0.001, of which there are no preferred shares issued and outstanding. The holders of common stock have dividend rights, liquidation rights and voting rights of one vote for each share of common stock. As of December 31, 2013, there were 72,366,667 shares of our common stock issued and outstanding.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 8 – Equity (continued)

On September 9, 2013, we effected a 13.5 to one forward stock split of our authorized and outstanding common stock. As a result, our authorized shares of the common stock capital increased from 65,000,000 shares of common stock with a par value of $0.001 to 877,500,000 shares of common stock with a par value of $0.001 and our previously issued and outstanding 4,766,698 shares of common stock increased to 64,350,423 shares of common stock issued and outstanding as of December 31, 2012. All share amounts issued have been adjusted to reflect the 13.5 to one forward stock split.

On October 22, 2010, we completed an offering of 38,700,423 (2,866,689 pre-split) shares of common stock to a former president and director at a price of $0.005 per share. The total proceeds from this offering were $14,334.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”) and are restricted shares as defined in the 1933 Act.  We did not engage in any general solicitation or advertising.

On June 1, 2011, we completed an offering of 25,650,000 (1,900,000 pre-split) shares of our common stock at a price of $0.02 per share to a total of 31 purchasers. The total amount received from this offering was $38,000. We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the 1933 Act.

Prior to the execution of the Asset Agreement we had 64,350,423 shares of common stock issued and outstanding.

In connection with the closing of the Asset Agreement a former president and director of our company agreed to and returned 38,700,423 shares (2,866,698 pre-split shares) of our common stock to the treasury of our Company for cancellation without consideration effective October 4, 2013.

On October 4, 2013 we issued an aggregate of 42,750,000 shares of our common stock to Sandwich Isles in connection with the closing of the Asset Agreement. Because these shares were issued as part of a reverse takeover of a Shell Company, these shares are classified as restricted shares until October 4, 2014.

In connection with the closing of the Asset Agreement, effective October 4, 2013 we completed a non-brokered private placement with a Creditor Four for sale of 1,777,778 shares of our common stock at a price $0.45 per share for gross proceeds of $800,000. And, also effective October 4, 2013 we issued 1,111,111 shares of our common stock to the Creditor Four at a price of $0.45 per share upon conversion of the Secured Note for proceeds of $500,000 (see Note 5). These shares were issued to one non-U.S. person (as that term is defined in Regulation S of the 1933 Act) in offshore transactions relying on Regulation S and/or Section 4(a)(2) of the 1933 Act.

Warrants

On October 17, 2013 we completed a non-brokered private placement with a third party for sale of 77,778 units at a price $0.45 per unit for gross proceeds of $35,000. Each unit was comprised of one share of the common stock of our Company and one five year share purchase warrant exercisable into one share of the common stock of our Company at a price of $0.65 per share.

On November 21, 2013 we completed a non-brokered private placement with a third party for sale of 1,000,0000 units at a price $0.45 per unit for gross proceeds of $450,000. Each unit was comprised of one share of the common stock of our Company and one five year share purchase warrant exercisable into one share of the common stock of our Company at a price of $0.65 per share.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 8 – Equity (continued)

As consideration for assisting us in structuring the acquisition with Sandwich Isles, on October 4, 2013, we issued to a consultant 2,888,888 five-year warrants to purchase 2,888,888 shares of the Company's common stock, exercisable at $0.65 per share for a period of five years. On issuance date, the Company valued the warrants at $1,861,803 and recorded this non-cash expense. The fair value of the 2,888,888 warrants issued was calculated on the date of grant using a Black Scholes option pricing model with the following assumptions: (i) a risk-free interest rate of 1.40% based on the US 5 year Treasury bond yield on issuance date;; (ii) a dividend yield of zero: (iii) a volatility factor of 429.1% based on the 5 year annualized daily closing price stock volatility of a group of comparable peer companies with 5 year trading histories; (iv) an exercise price of $0.65; and (v) an expected life of 1.5 years(which is the time during which the Company estimates the warrants will be exercised). The fair value method requires the cost of warrants to be expensed over the period in which they vest, which in the case of the warrants issued to this consultant was immediately as of grant date. The expense of the warrants issuance, based on the Black-Scholes valuations has been credited to Additional Paid-In Capital on the Balance Sheet.

As reported in Note 5, on March 30, 2012, the Company issued a warrant to purchase 1,837,000 shares of the Company's common stock to Creditor One in regards to Note One. The warrant vested immediately. The exercise price of the warrant is $0.70 per share and the warrant expired on January 12, 2014. On the issuance date, the Company valued the warrants at $190,500 and this was the non-cash cost recorded in fiscal 2012. The fair value of the 1,837,000 warrants issued was calculated on the date of grant using a Black Scholes option pricing model with the following assumptions: (i) a risk-free interest rate based on the US 2 year Treasury bond yield of 0.33%; (ii) a dividend yield of zero: (iii) a volatility factor of 300%; (iv) an exercise price of $0.70; and (v) an expected life of the warrants of equal to the term of the warrants (1.8 years) (which is the time during which the Company estimates the warrants will be exercised). The fair value method requires the cost of warrants to be expensed over the period in which they vest, which in the case of the warrants issued to this consultant was immediately as of grant date. The expense of the warrants issuance, based on the Black-Scholes valuations has been credited to Additional Paid-In Capital on the Balance Sheet.

Since the warrant vested immediately, the $190,500 relative fair value of the warrants was recognized as a debt discount on the debt issuance date. When Note One was fully paid off, the debt discount was fully amortized for the year ended December 31, 2012 as interest expense with an offset to Additional Paid-in Capital.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 8 – Equity (continued)

The following table summarizes the Company’s warrant activity for the years ended December 31, 2013 and 2012:

	Number of Warrants	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)*	Intrinsic Value**

Outstanding at December 31, 2011	-	$-	-	$-

March 30, 2012 - Grant to Creditor One	1,837,000	0.70	-
Outstanding at December 31, 2012	1,837,000	$0.70	0.40	$0.05

October 4, 2013 - Grant to consultant	2,888,888	0.65	4.76	0.12
October 17, 2013 - Granted with Units	77,778	0.65	4.80	0.12
November 21, 2013 - Granted with Units	1,000,000	0.65	4.89	0.12
Outstanding at December 31, 2013	5,803,666	$0.67	3.40	$0.10

*  (remaining term as of December 31, 2013)
**(intrinsic value based on the closing share price of $0.77 on December 31, 2013)

Options

On November 25, 2013, the Company issued 250,000 options to purchase 250,000 restricted shares of the Company's common stock to a consultant for services rendered. The options vested immediately in full, have a three year term, and are exercisable at $0.70 per share.

On December 12, 2013, the Company adopted an incentive stock option plan (the "Stock Option Plan"). The Stock Option Plan allows for the issuance of up to 11,000,000 options to acquire 11,000,000 restricted shares of the Company's common stock, with a maximum exercise period of ten years, to be granted to eligible employees, officers, directors, and consultants. During the year ended December 31, 2013, the Company granted 3,000,000 options to officers and directors (see Note 7).

The fair value of the options granted were calculated on the date of grant using a Black Scholes option pricing model with the following assumptions :

GRANTEES	Risk free comparative	Risk free rate	Dividend yield	Volatility period	Volatility rate	Estimated life	Exercise Price	Grant Date Stock price

Consultant	3 year US T-Bond	0.57%	0.0%	3 years	344.2%	1.5 years	$0.70	$0.72
CEO	5 year US T-Bond	1.55%	0.0%	5 years	422.2%	1.5 years	$0.45	$0.74
CSO (former)	5 year US T-Bond	1.55%	0.0%	5 years	422.2%	1.5 years	$0.45	$0.74
CFO	5 year US T-Bond	1.55%	0.0%	5 years	422.2%	1.5 years	$0.74	$0.74

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 8 – Equity (continued)

The expense of the options issuances, based on the Black-Scholes valuations, was $5,753 for consultant's grant and $10,511 for the grant to our CFO. These amounts have been credited to Additional Paid-In Capital on the Balance Sheet. A summary of changes in outstanding stock options for the year ended December 31,2013 is as follows:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)*	Intrinsic Value**

Outstanding at December 31, 2012	-	$-	-	-

November 25, 2013 - Grant to consultant	250,000	0.70	2.90	0.07
December 12, 2013 – Grants to officers (in lieu of warrant issuances)	2,000,000	0.45	4.95	0.32
December 12, 2013 – Grant to officer	1,000,000	0.74	4.95	0.12
Outstanding at December 31, 2013	3,250,000	$0.56	4.79	$0.21

*  (remaining term as of December 31, 2013)
**(intrinsic value based on the closing share price of $0.77 on December 31, 2013)

The following table summarizes information about the options outstanding at December 31, 2013:

	Options Outstanding				Options Exercisable
Exercise Prices	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value**	Weighted Average Remaining Contractual Life (years)*	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value**	Weighted Average Remaining Contractual Life (years)*

$0.45	2,000,000	$0.45	$0.32	4.95	Nil	Nil	$Nil	Nil
$0.70	250,000	$0.70	$0.07	2.90	250,000	$0.70	$0.07	2.90
$0.74	1,000,000	$0.74	$0.03	4.95	1,000,000	$0.74	$0.03	4.95

Totals	3,250,000	$0.56	$0.21	4.79	1,250,000	$0.73	$0.04	4.54

*  (remaining term as of December 31, 2013)
**(intrinsic value based on the closing share price of $0.77 on December 31, 2013)

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 9 – Commitments and Contingencies

Leases

The Company leases office/warehouse space in San Clemente, California. The current term of this lease expires on May 31, 2014.  Our share of the current total monthly payment is $9,812 is $7,539 plus various expenses incidental to the use of the property. The Company has the option to extend the lease by one 24-month term at a slightly higher monthly rent.

Litigation

On April 29, 2011, VDF FutureCeuticals, Inc filed a civil complaint alleging the Company was infringing three patents held by VDF FutureCeuticals. In resolution of this matter, as detailed in Note 12, on January 28, 2014, the Company and VDF FutureCeuticals, Inc. executed a settlement which has resulted in a partnership between the two companies.

Various lawsuits, claims and other contingencies arise in the ordinary course of the Company’s business activities. As of the date of these financial statements, we know of no threatened or pending lawsuits, claims or other similar contingencies.

While the ultimate outcome of the aforementioned contingencies is not determinable at this time, management believes that any liability or loss resulting therefrom will not materially affect the financial position, result of operations or cash flows of the Company.

NOTE 10 – Income Taxes

The Company is subject to federal income taxes in the United States. The Company has had no net income and therefore has not paid nor has any income taxes owing. Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating Loss carryforward	(35%)
Deferred income tax valuation allowance	35%
Actual tax rate	0%

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows (“NOL” denotes Net Operating Loss):

Year Ended	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit

2010	$(2,163,191)	2030	$(757,117)	$757,117	$—
2011	$(2,707,508)	2031	$(947,628)	$947,628	$—
2012	$(2,895,416)	2032	$(1,013,396)	$1,013,396	$—
2013	$(3,912,278)	2033	$(1,369,297)	$1,369,297	$—
	$(11,678,393)		$(4,087,438)	$4,087,438	$—

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 10 – Income Taxes (continued)

The total valuation allowance for the year ended December 31, 2013 is $4,087,438 which increased by $1,369,297 for the year ended December 31, 2013.

As of December 31, 2013 and December 31, 2012, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the years ended December 31, 2013 and December 31, 2012 and no interest or penalties have been accrued as of December 31, 2013 and December 31, 2012. As of December 31, 2013 and December 31, 2012, the Company did not have any amounts recorded pertaining to uncertain tax positions.
The tax years from 2010 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 11 – Concentration Risks

For the year ended December 31, 2013, four customers accounted for 52% of revenue.

For the year ended December 31, 2012, two customers accounted for 77% of revenue.

NOTE 12 – Subsequent Events

Options issuance

On January 7, 2014 we issued to a director of the Company 750,000 options exercisable into 750,000 restricted shares of the Company's common stock at an exercise price of $0.81 per share. These options have a five year term, vested on grant date, and will be recorded in fiscal 2014 as compensation expense of $601,434 based on a Black-Scholes options pricing model valuation.

Contract Buy-out

As reported in Note 7, the second and final payment of $60,000 relating to the retirement agreement of our former CSO was made in February  2014.

Funds Raised by Private Placement

On January 27, 2014, we issued 1,818,182 units to two investors in a non-brokered private placement, at a purchase price of $0.55 per unit for gross proceeds of $1,000,000. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of six years. We issued: (i) 681,818 of these units to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended; and (ii) 1,136,364 of these units to one US person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these units to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended. Pursuant to the securities purchase agreements with each investor, we also agreed to file a registration statement related to the transaction with the U.S. Securities and Exchange Commission covering the shares underlying the units (excluding shares issuable upon exercise of the warrants).

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 11 – Subsequent Events (continued)

Settlement of Patent Dispute

Settlement Agreement
As reported in a current report on Form 8-K filed February 3, 2014, on January 28, 2014, we entered into a settlement agreement (the "Settlement Agreement") with VDF FutureCeuticals, Inc. and Sandwich Isles Trading Co. Inc., d/b/a Kona Red, Inc., the company from which we acquired the KonaRed business on October 4, 2013, to: (i) settle claims asserted by and against the parties with respect to an action filed by VDF against Sandwich Isles;  and (ii) resolve a petition for cancellation of certain trademark registrations filed by Sandwich Isles. Pursuant to the settlement agreement, the parties are required to cause their respective attorneys to jointly file voluntary dismissals with respect to the foregoing claim and petition for cancelation. VDF on the one hand, and Sandwich Isles and Kona Red Corporation on the other, released each other from liability arising or accruing prior to January 28, 2014 for past monetary damages for any patent infringements and all other claims that the parties brought or could have brought prior to January 28, 2014. In addition, Sandwich Isles and our company agreed that both parties will take all steps necessary to formally abandon all currently pending patent applications directed to coffee cherries or coffee cherry technology and cancel with prejudice all trademark proceedings.

License Agreement
In connection with the Settlement Agreement and other agreements disclosed in the current report on Form 8-K, we entered into a coffee fruit patent license, Coffeeberry trademark license and raw materials supply agreement on January 28, 2014 with VDF and Sandwich Isles (the "License Agreement").

Patents and Trademark License
Pursuant to the License Agreement, in exchange for our ongoing compliance with certain alternative minimum payments and royalties (and the terms and conditions related to raw materials discussed below), VDF granted us a non-exclusive, non-transferrable, non-sublicenseable license to use and practice certain VDF patent rights and a non-exclusive license to use certain VDF trademarks and trademark rights.

Raw Materials
Pursuant to the License Agreement, VDF will supply our company with raw materials starting in 2017. We have agreed to negotiate in good faith regarding the terms and pricing of the raw materials to be supplied by VDF. We are permitted to have raw materials manufactured by a third party (subject to some limitations) solely for the use in the products that we sell. In addition, we must share with VDF all details of certain input raw materials.

Senior Convertible Note
In connection with the License Agreement and other agreements disclosed in the current report on Form 8-K, on January 28, 2014, we issued a senior convertible note to VDF, whereby we promised to pay VDF, or its registered and permitted assigns, the principal, being an amount equal to the sum of (i) the aggregate amount of accrued and unpaid designated alternative minimum payments (as set out in the License Agreement) at such time, plus (ii) the aggregate amount of payment in kind interest allowable pursuant to the convertible note. Pursuant to the convertible note, the maturity is December 31, 2018 unless (i) the senior convertible note is accelerated pursuant to an event of default or (ii) the License Agreement is terminated and all accrued and unpaid obligations under the senior convertible note have been paid. Interest on the convertible note is 7% per annum, subject to adjustment for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 11 – Subsequent Events (continued)

At any time and at the option of VDF, any principal outstanding under the convertible note shall be convertible in shares of our common stock at a conversion price of $0.65 per share. In the event there is an event of default, including but not limited to: (i) our failure to make a payment when due; (ii) any representation or warranty made by our company in connection with any agreement summarized in the current report on Form 8-K being untrue in any material respect; (iii) default by our company of any covenant of the convertible note; and (iv) a change in control. Among other rights upon an event of default, if an event of default has occurred, the unpaid principal will bear interest at 12%, VDF may accelerate the maturity of the convertible note and VDF is entitled to set-off rights.

Pursuant to the convertible note: (i) VDF is also granted an adjustment to the conversion price right upon the issuance of shares of our common stock, stock options or other convertible securities; (ii) no indebtedness of our company shall rank senior to the payments due under the convertible note unless prior written consent of VDF is obtained; and (iii) payments under the note is secured by the security agreement as described in the current report on Form 8-K.

Pledge and Security Agreement
In connection with the convertible note and other agreements disclosed in this current report on Form 8-K, on January 28, 2014, we entered into a pledge and security agreement (the "Pledge and Security Agreement") with VDF, whereby we pledged, collaterally assigned and granted to VDF, a security interest in all of our right, title and interest, whether now owned or hereafter acquired, in and to our company’s property to secure the prompt and complete payment and performance of obligations existing under any of the agreements described in the current report on Form 8-K.

Warrant
On January 28, 2014, we issued VDF a warrant entitling VDF, from any time after the occurrence of a warrant exercise event until the fifteenth anniversary of the issuance of the warrant, to purchase from our company, shares of our common stock representing ten percent (10%) of our fully diluted outstanding shares of common stock at a purchase price of $0.001 per share. A warrant exercise event occurs if any of the following events occur:

i.	our company reports $25,000,000 or more of gross sales in any fiscal year in our audited financial statements for such fiscal year;

ii.	our company has a class of securities listed for trading on the New York Stock Exchange, the American Stock Exchange or NASDAQ;

iii.
our company maintains an aggregate market capitalization of our company’s outstanding capital stock of at least $125,000,000 for twenty (20) consecutive trading days based on the closing prices for the shares of our common stock as reported on the OTC Bulletin Board; or

iv.	our company has a change of control as defined in the warrant.

 Registration Rights Agreement
On January 28, 2014, we entered into a registration rights agreement with VDF (the "Registration Rights Agreement"), whereby we granted VDF or an assignee (permitted under the Registration Rights Agreement) demand registration rights and incidental registration rights with respect to: (i) any shares of our common stock issued upon conversion of the convertible note; (ii) any shares of our common stock issued upon exercise of the warrant; and (iii) any shares of our common stock acquired by VDF or an assignee from our company after the date of the Registration Rights Agreement upon exercise or conversion of other convertible securities that are acquired by VDF or an assignee from our company after the date of the Registration Rights Agreement.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 11 – Subsequent Events (continued)

Pursuant to VDF’s demand registration right, at any time or from time to time, a holder or holders holding a majority of registrable securities then outstanding may require our company to use our best efforts to effect the registration under the Securities Act of 1933, as amended, of all or part of their respective registrable securities (subject to any limits that may be imposed by the Securities and Exchange Commission pursuant to Rule 415 under the Securities Act), by delivering a written request to our company.

In addition to the registration rights granted to VDF, there are restrictions on our granting of registration rights to other parties.

Investor Rights Agreement
On January 28, 2014, we entered into an investor rights agreement with VDF (the "Investor Rights Agreement"), whereby VDF has the right to designate that number of nominees to our board of directors such that the total number of directors designated by VDF is in proportion to its percentage ownership of the outstanding voting power of the company.  From and after the date of the Investor Rights Agreement and until such time as: (i) the convertible note has terminated; (ii) the warrant has terminated or been exercised; and (iii) VDF’s percentage interest is less than 1%, if VDF does not have a designee on our board of directors, VDF shall have the right to appoint one individual as a non-voting observer entitled to attend meetings of our board of directors.

Also pursuant to the Investor Rights Agreement, for so long as (i) the convertible note remains outstanding, (ii) the warrant remains outstanding or (iii) VDF owns a percentage interest equal or greater to 10%, we require VDF’s consent before taking certain corporate actions, including, among others; (i) amending our constating documents; (ii) making any material change to the nature of our business; (iii) incurring indebtedness exceeding $7,500,000 at any one time outstanding; or (iv) declaring or paying dividends.

Copies of the aforementioned agreements were included in our filing of the current report on Form 8-K.

Entry into Material Share Sale Agreement

As reported in a current report on Form 8-K filed February 5, 2014, on February 3, 2014, we entered into a purchase agreement (the “Purchase Agreement”) with  an Illinois limited liability company (the "Investor"), pursuant to which we have the right to sell to the Investor of up to $12,000,000 in shares of our common stock, subject to certain limitations set forth in the Purchase Agreement.

On February 3, 2013, we also entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), pursuant to which we are required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the sale of the shares of our common stock issued and issuable to the Investor pursuant to the Purchase Agreement.

Upon the satisfaction of the conditions set forth in the Purchase Agreement, including the Registration Statement being declared effective by the SEC, we have the right over a 30-month period to sell up to $12.0 million worth of shares of our common stock to the Investor, upon the terms set forth in the Purchase Agreement. We may direct the Investor, at our sole discretion and subject to certain conditions, to purchase up to $100,000 worth of shares of our common stock on any single business day so long as at least one business day has passed since the most recent purchase, increasing up to a maximum of $500,000 per

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 11 – Subsequent Events (continued)

purchase, depending on the closing sale price of our common stock. Pursuant to the Purchase Agreement, the purchase price of such common stock sold to the Investor is based on the prevailing market price of our common stock preceding the time of any such sale with our company knowing the exact price prior to making sales, if any, to the Investor and controlling the timing and amount of sales, if any, of common stock to the Investor. There are no upper limits to the price the Investor may pay to purchase our common stock. No sales of common stock to the Investor may occur below a floor price as set forth in the Purchase Agreement. In addition, we may direct the Investor to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of our common stock is not below the threshold price as set forth in the Purchase Agreement.

Our sales of shares of common stock to the Investor under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by the Investor and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of our common stock.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. the Investor has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares of common stock.  In consideration for entering into the Purchase Agreement, we issued to the Investor 872,727 shares of our common stock as a commitment fee (the “Commitment Shares”) and may issue up to 218,182 additional shares per the terms of the Purchase Agreement. The Commitment Shares have been issued in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, and will be registered for sale on the Registration Statement. The Purchase Agreement may be terminated by us at any time at our discretion without any monetary cost to us.  Actual sales of shares of common stock to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by our company from time to time, including (among others) market conditions, the trading price of our common stock and determinations by us as to available and appropriate sources of funding for our company and its operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We were incorporated under the laws of the State of Nevada on October 4, 2010. Our business model was to develop and commercialize our website, www.teamupsport.com, which was to be a website designed to integrate into a single online offering, people’s interest in sport with the new capabilities of online social networking. However, as we had not successfully developed business model at the time prior to the entry into the asset purchase agreement with Sandwich Isles, and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our stockholders.

On October 4, 2013, we completed the acquisition of our current business pursuant to the asset purchase agreement with Sandwich Isles. As a result of the acquisition, we have determined to pursue the business of the health beverage and food business. Because we are the successor business to Sandwich Isles and because the operations and assets of Sandwich Isles represent our entire business and operations from the closing date of the asset purchase agreement, our management’s discussion and analysis is based on Sandwich Isles’ financial statements. Inception under this section “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” refers to the inception of the business of Sandwich Isles as a result of our acquisition of the business of Sandwich Isles. The following discussion of the financial condition and results of operations should be read together with the mentioned financial statements and the notes to those financial statements included in registration statement.

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors”.

The financial statements and dollar amounts included herein are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

Plan of Operations

History

Since the incorporation in August 22, 2008 of Sandwich Isles Trading Co., Inc. dba KonaRed, the predecessor of KonaRed Corporation, we have made much progress in terms of sourcing supply, product development, market positioning, strategic alliances, and diversity of product offerings. Most important of all, after heavy investments over the past two years, we are now poised for growth.

Capitalizing on an explosive convergence between the prevailing coffee culture phenomenon and an exotic superfruit breakthrough, it is management’s belief that KonaRed has amassed a market following in a relatively short time frame. After its first major retail win in May 2011 at Whole Foods Market followed by premier Hawaiian supermarket chain Foodland, the company has experienced rapid adoption in food, mass, drug, military, convenience and specialty channels.

Product Development

In addition to its flagship KonaRed functional beverages, the company also offers other nutritional products. With this multi-pronged strategy, the sale of fruit powders and extracts to parallel markets allows the company to piggyback on the resources of established players with widespread footprints in other health-oriented consumer product venues.

Growth

Utilizing its “Paradise in a Bottle”® tag line, KonaRed is marketed as a premium functional wellness beverage in the nascent coffee fruit space. Currently positioned in the sought-after produce juice cooler section, KonaRed has developed a passionate following as a lifestyle product embraced by the Hawaiian “waterman” community.

Exclusive long-term supply contracts with universally respected Hawaiian coffee growers and international sources of back-up supply have allowed the company to lock-up strategically important and ample coffee fruit resources to support its growth. For example, KonaRed has entered into an exclusive coffee fruit supply arrangement with JavaPlant Ltd, a major vertically integrated coffee producer based in Jakarta Indonesia. In summary, the company’s aforementioned exclusive supply relationships have immense value as the coffee fruit category gains additional stature as an elite superfruit.

Market Development and Metrics

Our long-term objective is to develop KonaRed into a nutritional company which supplies consumers with a variety of high quality food and beverage products. We plan to achieve this based on a strategy of expanding our retail footprint through a series of revenue generating distribution channels. Presently, our predominant focus is our beverage business and we are generating revenues through the following five distribution channels:

  Direct Store Distributors: The direct store distributors (“DSDs”) channel comprises wholesale distributors who maintain in-house inventories of multiple brands of beverage products, such as juices, beer, and water, which they sell to retail stores and other wholesalers. Examples of our DSD customers presently include: Paradise Beverages in Hawaii, and John Lenore in San Diego.

  Broadline Distributors: The broadline distributors channel includes wholesalers who specialize in distribution of natural food products to retail stores. Examples of our broadline distributor customers presently include: United Natural Foods Inc. (“UNFI”), DPI Specialty Foods (“DPI”), and Nature’s Best.

  Direct to Retail: During our growth phase we have developed a direct to retail sales channel to grocery stores such as Albertson’s and specialty retail stores such as Jamba Juice. We intend to continue to service and develop this channel further.

  Direct to Consumer: The KonaRed brand has gained an increasing following of Internet based customers who purchase our products directly through our website. We plan to expand this channel though on-line marketing initiatives in parallel with our brand recognition marketing campaigns.

To monitor and develop this distribution strategy we will continue to evaluate: product line sales, product line specific gross margin, individual products costs and pricing of individual product lines. Growth of our retail distribution footprint will also continue to be evaluated through the growth of our client base in each specific distribution channel.

In summary, our sales expansion priorities comprise: (1) expansion of wholesale distribution; (2) retail chain success; (3) growth of direct to retail sales; and (4) growth of direct to consumer sales.

Milestones

To fulfill our sales expansion objectives in our five targeted distributions channels, we intend to raise capital by pursuing a diversified range of financing strategies which are expected to include a mixture of conventional and convertible debt and equity instruments. We cannot predict precisely at this time what will be the composition of these financings, but will seek capital arrangements which achieve a balance of minimizing our financing costs and maintaining maximum shareholder value.

We’re now working toward forming collaborations with industry veterans to enable us to achieve the milestones described below in an efficient and timely manner:

Three Months

  Execute distribution contract for nationwide United States distribution in three of our five distribution channels.
  Launch 10 additional new DSD distributors.
  Ship to one additional major retail customer (defined as 500 locations or more) through a ship direct distribution relationship.
  Expand into one additional major market with a broadline distributor using a natural channel distributor such as DPI, Nature’s Best, UNFI or KeHe Distributors (“KeHe”).
  Launch two new consumer beverages including KonaRed Coconut Water and KonaRed Green Tea.

Six Months

(in addition to aforementioned objectives)

  Launch 10 additional new DSD distributors.
  Ship to one additional major retail customer (defined as 500 locations or more) through a ship direct distribution relationship.
  Expand into one additional major market with a broadline distributor using a natural channel distributor such as DPI, Nature’s Best, UNFI or KeHe.
  Launch two new consumer KonaRed products including ‘on the go packs’ and 100 percent water soluble coffee fruit powder.

Nine Months

(in addition to aforementioned objectives)

  Launch 10 additional new DSD distributors.
  Ship to one additional major retail customer (defined as 500 locations or more) through a ship direct distribution relationship.
  Expand into one additional major market with a broadline distributor using a natural channel distributor such as DPI, Nature’s Best, UNFI or KeHe.
  Ship re-orders on DSD distributors signed in the first quarter.
  Harvest 2014 coffee fruit crop.

Twelve Months

(in addition to aforementioned objectives)

  Launch 10 additional new DSD distributors.
  Ship to one additional major retail customer (defined as 500 locations or more) through a ship direct distribution relationship.
  Expand into one additional major market with a broadline distributor using a natural channel distributor such as DPI, Nature’s Best, UNFI or KeHe.
  Ship re-orders on DSD distributors signed in the second quarter.

If sufficient capital is not raised to support distribution for this business model, no new KonaRed consumer products will be launched and we will continue to service our existing markets without expansion into new DSDs. We anticipate that a lack of new capital will limit our sales growth over the coming year.

Historic and Projected Product Mix

KonaRed uses four main channels of distribution to bring KonaRed consumer products to market.

1.

DSD Distributors: DSD is a business process that manufacturers use to both sell and distribute goods directly to point of sales or point of consumption including additional product and market related services such as merchandising. In order to fulfill growing demand from retailers, DSDs specializing in the beverage channels are expanding their functional beverage categories to include the type of products in which KonaRed specializes. Historically, DSDs have represented 33% of KonaRed’s revenue and we estimate growth to 53% in the next year.

2.

Broadline Distributors: A broadline distributor services a wide variety of accounts with a wide variety of products ranging from food, beverages and supplies in the natural channel selling to retailers like Wholefoods and Sprouts. Historically, broadline distributors have represented 24% of revenue and we a similar percentage in the future.

3.

Direct to Retailers: Direct to retailer includes major retail chains with 500 locations or more where the KonaRed product ships direct to the retailers distribution centers and the retailers are responsible for the distribution to each retail store. Historically, direct to retailer distribution represents 33% of our revenue and we estimate a reduction to 15% as DSDs specializing in the beverage channels expand their functional beverage categories in lieu of sugary sodas.

4.	Direct to Consumers: Direct to consumer are internet revenues and have historically been just under 2% of revenue and we see this continuing as we move forward.

Critical Accounting Policies

Basis of presentation

The financial statements of the company have been prepared in accordance with the accounting principles generally accepted in the United States of America.

Inventories

Inventories are primarily raw materials and finished goods. Inventories are valued at the lower of, cost as determined on an average basis, or market. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required. Costs of raw material and finish goods inventories include purchase and related costs incurred in bringing the products to their present location and condition.

Revenue recognition

Sales revenue consists of amounts earned from customers through the sale of its primary products, the KonaRed, premium coffee fruit wellness drink, offered to retail consumers. The company also operates a branded ingredients division that sells fruit powder and extracts to parallel markets to allow the company to piggyback on resources of established players with widespread footprints in other health-oriented consumer venues.

Sales revenue is recognized when persuasive evidence of an arrangement exists, price is fixed or determinable, title to and risk of loss for the product has passed, which is generally when the products are received by the customers, and collectability is reasonably assured. Customers accept good FOB shipping point. Goods are sold on a final sale basis and in the normal course of business our company does not accept sales returns.

Cost of goods sold

Cost of goods sold consists primarily of selling of raw materials and finished goods purchased from vendors as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs.

Stock Based Payments

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Results Of Operations

Fiscal Years ended December 31, 2013 and December 31, 2012

Summary:

	Year ended	Year ended
	December 31, 2013	December 31, 2012
Product sales	$889,932	$1,835,035
Cost of goods sold	447,569	1,152,098
GROSS MARGIN	442,363	682,937
Other income	64,867	19,372
Operating expenses	4,403,815	3,382,775
Loss from operations	(3,896,585)	(2,680,466)
Interest expense	15,693	214,950
NET LOSS	$(3,912,278)	$(2,895,416)

Product Sales

During the year ended December 31, 2013 we recorded product sales of $889,932 compared with product sales of $1,835,035 for the year ended December 31, 2012, which represent a percentage decrease of 52%. The period over period decrease was primarily because of restructuring of capital for preparation of growth of sales. This restructuring created a temporary lack of capital which inhibited our ability to invest in revenue building activities. Our restructuring objectives were fulfilled through the closing of the Asset Purchase transactions on October 4, 2013, which has provided additional capital to commit to our strategic plan to grow sales.

Cost of Goods Sold

As referenced in our “Item 1 - Description of Business” above, our production is based on an outsourcing business model which utilizes third parties for the bulk of our non-core business operations, such as manufacturing and coffee fruit extraction. The primary component of our cost of goods sold relates to costing the finished goods which are drawn from our inventory when sold. These finished goods primarily include bottles of our coffee beverages in various container and lot sizes which have been manufactured in a staged process for us by third parties and delivered to our warehouse for distribution. Costing is done on applying specific unit sales to unit product costs based on the costs per unit recorded in our inventory system. Costs per unit in the inventory system include per unit manufacturing charges from outsource manufacturers.

During the year ended December 31, 2013 cost of goods sold were $447,569 compared with $1,152,098 for the year ended December 31, 2012, which represents a percentage decrease of 61%. We attribute this decrease to our lower sales during fiscal 2013.

The primary cost of goods sold components for fiscal 2013 versus fiscal 2012 were as follows: (i) manufacturing costs, which includes both in-house and outsourced manufacturing related costs, totaled $437,107 versus $489,982; (ii) packaging totaled $6,320 versus $423,925; (iii) customer shipping which totaled $86,748 versus $134,303; and (iv) inventory delivery which totaled $38,360 versus $127,560. The major change among these items was the decrease in packaging costs which resulted from our investment in new packaging elements during fiscal 2012.

Other Income

During the year ended December 31, 2013 we recorded other income of $64,867 compared with other income of $19,372 for the year ended December 31, 2012, which represent a percentage increase of 235%. Other income is comprised of license fees for the use of our trademark, and shipping and delivery charges income. The period over period increase was primarily due to $49,000 of license fee income being earned during fiscal 2013.

Expenses

Our operating expenses are classified into three categories:

- Research and development
- Advertising and marketing
- General and administrative expenses

Research and Development

Research and development costs decreased by 46% to $18,710 for the year ended December 31, 2013, compared with $34,850 for the year ended December 31, 2012. The decreases in research and development costs were primarily attributable to lower usage of laboratory facilities for product analysis.

Advertising and Marketing

Advertising and marketing costs decreased by 81% to $143,061 for the year ended December 31, 2013, compared with $757,087 for the year ended December 31, 2012. This decrease was primarily attributable to our lower use of in store product demos and advertising during a period of capital constraints. In particular, we purposely decreased expenditures for in-store product demos from $423,670 for the year ended December 31, 2012 to $6,340 for the year ended December 31, 2013.

General and Administrative

General and administrative costs increased by 64% to $4,242,044 for the year ended December 31, 2013, compared with $2,590,838 for the year ended December 31, 2012. $2,852,144, or 67%, of general and administrative costs recorded for fiscal 2013 were due to the non-cash expensing of issuance of warrants to a consultant; and the non-cash expensing of options issued to our officers, directors, and a consultant. Other general and administrative costs categories generally decreased. These decreases were attributable both a decrease in administrative costs due to lower sales activity, and a general review of our costs undertaken by senior management during fiscal 2013. We actively worked to find lower cost service providers and negotiated discounts and lower cost contracts with suppliers wherever possible. The primary ongoing components of general and administrative costs are payroll, consulting & management fees, rent & warehousing, and professional & legal fees. For the comparative years ended December 31, 2013 versus December 31, 2012: (i) payroll, consulting & management fees, excluding the non-cash expenses totaled $814,974 versus $940,585; (ii) rent & warehousing costs totaled $82,138 versus $155,479; and (iii) professional & legal fees totaled $232,155 versus $215,870. The comparative year over year decreases in payroll & management fees, and rent & warehousing costs was related to our decreased level of sales during fiscal 2013 and our cost cutting initiatives.

Interest Expense

We incurred interest expense of $15,693 during the year ended December 31, 2013 versus $214,950 during the year ended December 31, 2012. $190,500 of the interest expense recorded for the period ended December 31, 2012 related to expensing of warrants which were part of a debt issuance completed during that reporting period.

Net Loss

Our net loss for the year ended December 31, 2013 was $3,912,278 compared to $2,895,416 for the year ended December 31, 2012. These changes were due primarily to our issuances of warrants and options during fiscal 2013.

Liquidity and Capital Resources

Our financial position as at December 31, 2013 and December 31, 2012 was as follows:

Net Working Capital

	As of	As of
	December 31, 2013	December 31, 2012

Current Assets	$640,705	$167,610
Current Liabilities	276,957	844,685
Net Working Capital (Deficit)	$363,748	$(677,075)

As of December 31, 2013 we had cash on hand of $213,156, accounts receivable of $26,422, and net inventories totaling $390,127; compared with cash of $7,383, accounts receivable of $6,735 and inventories totaling $153,492 for the comparable period ended December 31, 2012. Our net working capital deficit increased from a deficit balance of $677,075 at December 31, 2012 to a positive working balance of $363,748 at December 31, 2013. This significant increase in working capital was primarily due to the transactions related to our Asset Purchase on October 4, 2013. We estimate we will need to raise additional funds during the coming twelve months and project we will be able to raise these funds through private placements and public sales of our common shares.

We currently project we will need to raise additional capital as follows in order to meet our business plan targets:

Year	Additional Capital Required
2014	$1.1 million
2015	$1.3 million
2016	$1.5 million
2017	$1.7 million
2018	$1.9 million

Successful Fund Raising

In order to meet our fund raising objectives, on January 27, 2014 our company closed two private placements of its common shares which raised $1,000,000; and on February 5, 2014, our company entered into a share purchase agreement (the “Purchase Agreement”) with an Illinois limited liability company, pursuant to which we have the right to sell to them up to $12,000,000 in shares of our common stock, subject to certain limitations set forth in the Purchase Agreement.

Debt

During the year ended December 31, 2012, we issued a 10% term loan of $225,000 to a third party creditor. The principal of the loan was agreed to be repaid in monthly installments of $75,000 each which began on April 1, 2012. During the year ended December 31, 2012 interest of $3,863 accrued on this loan and was added to the principal balance of short term debt at December 31, 2012. During fiscal 2013, a payment of $3,863 was made to the creditor and this fully repaid and terminated the loan.

On January 12, 2012, our company entered into a working line of credit agreement with the same creditor. In accordance with the working line of credit agreement, we had the right to borrow a maximum of $2,000,000 at an interest rate of 10% per annum. In September 2012, a late payment occurred which triggered an increase in the rate of interest to 18% and interest subsequently accrued at the higher rate. This working line of credit expired on January 12, 2014. During the year ended December 31, 2012, we borrowed $275,000 under the working line loan agreement, out of which $225,000 was used to pay off the term loan as referenced above. We received the remaining $50,000 in cash. During the year ended December 31, 2012, we made repayments totaling $161,453 and brought the line of credit balance to $113,547 as of December 31, 2012. During the year ended December 31, 2013, interest of $13,477 was paid on the line of credit, as were principal repayments totaling $113,547 which brought its balance to $nil as of December 31, 2013.

In June 2013, we issued a $500,000 secured promissory note to a different creditor, which note was due on December 1, 2013 and accrued interest at 12% per annum. This note was assigned by the original creditor to a different creditor in full and in connection with the closing of the Asset Purchase on October 4, 2013, the final creditor converted the note into 1,111,111 shares of our common stock at a price of $0.45 per share. As part of the conversion agreement, the creditor waived right to any interest payments on the secure promissory note and the outstanding debt of $500,000 was deemed paid in full.

Cash Flows

	Year ended	Year ended
	December 31, 2013	December 31, 2012

Net cash (used) by Operating Activities	$(1,601,817)	$(2,282,402)
Net cash provided/(used) in Investing Activities	-	-
Net cash provided by Financing Activities	1,807,590	2,277,550
Increase (decrease) in Cash during the Period	205,773	(4,852)
Cash, beginning of period	7,383	12,235
Cash, end of period	$213,156	$7,383

In addition to the increase in our net loss to $3,912,278 in fiscal 2013 from $2,895,426 in fiscal 2012, the major components of changes in net cash used in operating activities for the year ended December 31, 2013 versus the year ended December 31, 2012 were comprised of: (i) the non-cash add-back of debt discount amortization decreased to $nil from $190,500 reflecting that there were was no non-cash expense add-back of debt discounts applicable during the current period; (ii) non-cash add-back of stock based compensation expense decreased to $39,550 in fiscal 2013 from $424,687 in fiscal 2012; (iii) non-cash add-back of expensing of warrants and options totaling $2,862,778 during fiscal 2013 compared to $nil in fiscal 2012; (iv) $236,635 of inventory change recorded for fiscal 2013 versus $151,090 during fiscal 2012; (v) use of cash to pay down accounts payable increased to $222,067 during fiscal 2013 compared to $165,440 during fiscal 2012; and (vi) cash used to pay accounts payable – related party increased to $143,122 during fiscal 2013 versus providing cash of $122,557 during fiscal 2012.

Off-Balance Sheet Arrangements

We had no significant off-balance sheet arrangements at December 31, 2013 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Material Events and Uncertainties

Our operating results are difficult to forecast. Our prospects should be evaluated in light of the risks, expenses and difficulties commonly encountered by comparable early stage companies in rapidly evolving markets. There can be no assurance that we will successfully address such risks, expenses and difficulties.

Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure

Effective January 10, 2013, John Kinross-Kennedy (the “JKK”) resigned as our company’s independent registered public accounting firm.

The reports of JKK regarding our company’s financial statements for the fiscal years ended May 31, 2011 and May 31, 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of JKK on our company’s financial statements for the fiscal years ended May 31, 2011 and May 31, 2012 contained an explanatory paragraph which noted that there was substantial doubt about our company’s ability to continue as a going concern.

During the fiscal years ended May 31, 2011 and May 31, 2012, and during the period from May 31, 2012 to January 10, 2013, the date of resignation, (i) there were no disagreements with JKK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of JKK would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(l)(v) of Regulation S-K.

Our company provided JKK with a copy of the foregoing disclosures and requested that JKK furnish our company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K filed January 14, 2013.

Effective January 10, 2013, our board engaged Anton & Chia, LLP (“A&C”) as its independent registered public accounting firm to audit our company’s financial statements for our company’s May 31, 2013 fiscal year.

During our company’s most recent fiscal year and through the interim periods preceding the engagement of A&C, our company (a) had not engaged A&C as either the principal accountant to audit our company’s financial statements, or as an independent accountant to audit a significant subsidiary of our company and on whom the principal accountant is expected to express reliance in its report; and (b) had not consulted with A&C regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our company’s financial statements, and no written report or oral advice was provided to our company by A&C concluding there was an important factor to be considered by our company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(l)(v) of Regulation S-K.

Upon closing of the asset purchase agreement with Sandwich Isles Trading Co. Inc. on October 4, 2013, we decided to continue to retain A&C. The retention of A&C was approved by our board of directors. As a result, Sandwich Isles’ independent registered public accounting firm, Malone Bailey LLP, is considered to be our predecessor registered public accounting firm.

Malone Bailey, LLP’s report on the Sandwich Isles financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During Sandwich Isles’ fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Malone Bailey, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreement(s), if not resolved to the satisfaction of Malone Bailey, LLP, would have caused Malone Bailey, LLP to make reference to the subject matter of the disagreement(s) in connection with its report.

During Sandwich Isles’ fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through the date of resignation, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Malone Bailey, LLP with a copy of the foregoing disclosures and requested that it furnish us with a letter addressed to the SEC stating whether it agrees with the statements. A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K/A filed January 14, 2014.

During Sandwich Isles’ fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through the date of appointment, we have not consulted with A&C regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has A&C provided to us a written report or oral advice that A&C concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with A&C regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Directors and Executive Officers

Directors and Executive Officers

As at March 19, 2014, our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position	Age	Date First Elected or Appointed
Shaun Roberts	President, Chief Executive Officer and Director	44	October 4, 2013
John Dawe	Chief Financial Officer, Treasurer and Secretary	54	March 18, 2014
Steven M. Schorr	Director	60	October 4, 2013
Gonzalo Camet	Director	41	October 4, 2013
William Van Dyke	Director	60	March 18, 2014

Our officers’ remain in their respective position until termination or resignation.

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Shaun Roberts

Mr. Roberts has been chief executive officer and co-founder of the Business since its inception in 2008 and oversees the Business operations. Mr. Roberts has overseen the capital raise, product development, sales, distribution and marketing. He started his career as Los Angeles sales manager for Waxie Sanitary Supply in 1994, the largest privately held janitorial supply company in the US. Mr. Roberts then worked as Western Regional Sales Manager for ABM, Inc. from 1996 to 1998, a facility management services and fortune 1000 company. Mr. Robert’s co-founded Fluid Concepts, LLC in 1998, which developed, created and sold industrial and retail eco-friendly cleaning products into the southern California marketplace. In 2003, Mr. Roberts co-founded Malie, Inc., a spa and beauty products company with two retail locations in Hawaii and wholesale distribution across the globe. Mr. Roberts’ role at Fluid Concepts and Malie were reduced to a board member position in 2008. Mr. Roberts is also a director of Sandwich Isles, which is a shareholder of our company as a result of closing the asset purchase agreement. Mr. Roberts expects to devote at least 40 hours per week on KonaRed in his capacity as an executive officer.

Mr. Roberts attended San Diego State University from 1989-1993 with an emphasis on Economics.

We believe that Mr. Roberts is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

John Dawe

Effective March 18, 2014, the Company engaged Mr. John Dawe as its new Chief Financial Officer, and Secretary & Treasurer. Mr. Dawe brings more than 30 years of financial, business, and executive level experience to KonaRed Corporation, having served as Treasurer, VP Finance, and CEO for various finance-related entities since 1993. In 2002 Mr. Dawe founded DAS Corporate Services Inc. ("DAS") a private company which provides maintenance of accounting and reporting systems for US publicly traded companies. Mr. Dawe controls and has been CEO of DAS through to current date. Since 2006 to current date Mr. Dawe has also controlled and been President of GBG Management Services Inc., a private company which provides management consulting services to small businesses. Mr. Dawe received a Bachelor of Commerce degree from the University of British Columbia in 1983; and was awarded the designation of Chartered Financial Analyst ("CFA") in 1988.

We believe that Mr. Dawe is qualified to serve as an officer because of his knowledge of our current operations in addition to his business experiences described above.

Steven M. Schorr

Mr. Schorr was our chief scientific officer prior to retirement and is a co-founder of the Business. Since its inception in 2008, Mr. Schorr played a role in the KonaRed product conception, design and development, manufacturing and production, directing scientific research and legal management. Mr. Schorr is also the author of 20 U.S. and international patents, including five patents related to aeroponic technology (the process of growing plants in an air or mist environment without the use of soil). Mr. Schorr is also a director of Sandwich Isles, which is a shareholder of our Company as a result of closing the Asset Purchase. Mr. Schorr is also a director of Bioponic Phytoceuticals, Inc., a private company engaged in the development, formulation and production of products for sale in the global complementary alternative medicine and natural product markets. Mr. Schorr resigned his position as CSO effective November 1, 2013, but remains on our board of directors.

We believe that Mr. Schorr is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his business experiences described above.

Gonzalo Camet

Gonzalo Camet is a shareholder of Sandwich Isles and has provided advisor services to the Business on an ad hoc basis. In connection with the closing of the asset purchase with Sandwich Isles on October 4, 2013, Mr. Camet was appointed to the board of directors of our company. Mr. Camet is the CFO of the JJC Group of Companies, one of the largest construction businesses in Peru. Mr. Camet also serves as CFO of the agricultural division of the JJC Group of Companies.

We believe Mr. Camet is qualified to serve on the board of directors because of his knowledge of finance in addition to his education and business experience in finance and agriculture.

William Van Dyke

On March 18, 2014, we appointed Mr. William Van Dyke to our Board. Mr. Van Dyke has been the chairman and CEO of B&D Nutritional Ingredients since 2003. As the founder, Mr. Van Dyke has been the pivotal force behind B&D’s development into a full-service, North American sales and marketing company. His sales and marketing career in the dietary supplement industry spans more than 20 years. As the Council for Responsible Nutrition’s 2000-2002 Chairman, Mr. Van Dyke has served on numerous committees throughout his 20-year involvement with CRN. Mr. Van Dyke has also served on the board of directors for other industry organizations.

We believe Mr. Van Dyke is qualified to serve on the board of directors because of his specialized industry knowledge in addition to his education and business experience in finance and agriculture.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships

There are presently no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and promoters have not been involved in any of the following events during the past ten years:

(1)

a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	a conviction in a criminal proceeding or named in a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)

acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or

(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5)

being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	any Federal or State securities or commodities law or regulation; or

(ii)

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The following table sets forth the salaries and director fees we have paid to our current executive officers in our most recent fiscal year ended December 31, 2013.

The summary compensation table below covers all compensation paid by our company to the following persons who we will collectively refer to as the named executive officers, for all services rendered in all capacities to us and Sandwich Isles for the years ended December 31, 2013 and December 31, 2012. These named executive officers include:

a)	all individuals serving as principal executive officer of Sandwich Isles during the year ended December 31, 2012;

b)

each of two most highly compensated executive officers of Sandwich Isles other than its principal executive officer who were serving as executive officers at December 31, 2013 whose compensation exceeded $100,000; and

c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as executive officer at December 31, 2013.

Summary Compensation Table – Years Ended December 31, 2013 and December 31, 2012

Name and Principal Positions	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards/SARs(1) ($)	Securities Underlying Options/SARs(1) (#)	LTIP(2) Payouts ($)	All Other Compensation(3) ($)
Shaun Roberts(6) President & CEO	2013 2012	$120,000 $120,000	$Nil $Nil	$Nil $Nil	$39,550(4) $Nil	1,000,000(5) Nil	$Nil $Nil	$47,141(5) $Nil
Richenda Rowe(6) Former President & CEO, CFO and Secretary	2013 2012	$Nil n/a	$Nil n/a	$Nil n/a	$Nil n/a	Nil n/a	$Nil n/a	$Nil n/a
Dennis Kjeldsen(7) Former President & CEO, CFO and Secretary	2013 2012	$Nil $Nil	$Nil $Nil	$Nil $Nil	$Nil $Nil	Nil Nil	$Nil $Nil	$Nil $Nil
Dana Roberts(6) Former CFO, Secretary & Treasurer	2013 2012	$45,000 $45,000	$Nil $Nil	$Nil $Nil	$Nil $Nil	1,000,000 Nil	$Nil $Nil	$732,886(9) $Nil
Steven Schorr Former CSO	2013 2012	$136,156 $120,000	$Nil $Nil	$Nil $Nil	$Nil $Nil	1,000,000(5) $Nil	$Nil $Nil	$167,141(8) $Nil

Notes:
(1) SAR’s are “Stock Appreciation Rights”. We have to date not issued any SARs.

(2) LTIP’s are “Long-Term Incentive Plans”. We have to date not created any LTIPs.
(3) Other than as referenced in the note (8) below, there are no compensatory plans or arrangements with respect to our executive officers resulting from resignation, retirement, or other termination of employment, or from a change of control.
(4) Shaun Roberts compensation for fiscal 2013 included issuance to him by Sandwich Isles of 61,750 common shares of Sandwich Isles valued at $39,550.
(5) The options granted on December 12, 2013 to Shaun Roberts and to Bioponic Phytoceuticals do not vest prior to October 4, 2014. Thereafter, these options vest only when the stock price of the company’s publicly traded common shares trades at $1.00. Mr. Robert’s other compensation includes $47,141 amortization of the non-cash Black-Scholes options pricing model cost of the 1,000,000 options issued to Mr. Roberts during fiscal 2013.
(6) Richenda Rowe held the positions of President & CEO, CFO and Secretary of our predecessor company TeamUpSport Inc. from June 4, 2013 to October 4, 2013, at which time Shaun Roberts was appointed as President & CEO, and Dana Roberts was appointed as CFO and Secretary & Treasurer.
(7) Dennis Kjeldsen held the positions of President & CEO, CFO and Secretary of our predecessor company TeamUpSport Inc. from inception to June 4, 2013.
(8) Per the terms of the retirement agreement executed on December 16, 2013 and effective November 1, 2013, between the Company and Bioponic Phytoceuticals Inc. (a company controlled by our former CSO Steven Schorr), we agreed among other things to: (i) make payments to Bioponic totaling $120,000, of which $60,000 was paid during fiscal 2013 and the remainder of $60,000 was accrued as an account payable for the year ended December 31, 2013 and fully paid out in February 2014; and (ii) allow Bioponic to retain ownership of the 1,000,000 stock options which had been granted to it. Mr. Schorr’s other compensation includes $47,141 amortization of the non-cash Black-Scholes options pricing model cost of the 1,000,000 options issued to Mr. Schorr during fiscal 2013.
(9) Comprised of the $732,886 non-cash Black-Scholes options pricing model cost of 1,000,000 options issued to Mrs. Roberts during fiscal 2013. Mrs. Roberts resigned her positions as Director, CFO, and Secretary & Treasurer effective March 18, 2014.

Employment or Consulting Agreements

Please see “Item 13 Certain Relationships and Related Transactions, and Director independence” for details of executive employment agreements, effective October 4, 2013, entered into with each of Shaun Roberts and Steven M. Schorr (subsequently terminated effective November 1, 2013 with respect to Mr. Schorr) in connection with the closing of the asset purchase with Sandwich Isles.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than as referenced in “Item 13 Certain Relationships and Related Transactions, and Director independence” in regards to Steven Schorr, the Company has no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to directors or executive officers at, following, or in connection with the resignation, retirement or other termination of its directors or executive officers, or a change in control of our Company or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

Excluding common shares which were issued for compensation, settlement of accounts payable, and settlement of shareholder advances, and other than the option grants described below, there were no outstanding equity, or equity equivalent, awards as of December 31, 2013 and December 31, 2012 with respect to each named executive officer.

Stock Option Grants

On December 12, 2013, the Company adopted an incentive stock option plan (the “Stock Option Plan”). The Stock Option Plan allows for the issuance of up to 11,000,000 options to acquire 11,000,000 restricted shares of the Company’s common stock, with a maximum exercise period of ten years, to be granted to eligible employees, officers, directors, and consultants. During the year ended December 31, 2013, the Company granted 3,000,000 options to officers and directors, as follows:

Option/SAR(1) Grants in Last Fiscal Year Issued to Executive
Name	Number of Securities Underlying Options or SAR’s	Percent of Total Options or SARs Granted to Employee in Fiscal Year	Exercise Price ($/share)	Expiration Date	Grant Date Value ($)
Shaun Roberts PO Box 701 Kalaheo, HI 96741	1,000,000	9.1%	$0.45(3)	December 12, 2018	$734,400(3)
Bioponic Phytoceuticals(2) PO Box 701 Kalaheo, HI 96741	1,000,000	9.1%	$0.45(3)	December 12, 2018	$734,400(3)
Dana Roberts PO Box 701 Kalaheo, HI 96741	1,000,000	9.1%	$0.74	December 12, 2018	$732,886(4)

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR(1) Issued to Executive
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal year-end (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal year-end ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Shaun Roberts PO Box 701 Kalaheo, HI 96741	n/a	n/a	Nil	1,000,000	Nil(3)	$47,141(3)
Bioponic Phytoceuticals(2) PO Box 701 Kalaheo, HI 96741	n/a	n/a	Nil	Nil	Nil(3)	$47,141(3)
Dana Roberts PO Box 701 Kalaheo, HI 96741	Nil	Nil	1,000,000	Nil	$732,886(4)	Nil

Notes:
(1) SAR’s are “Stock Appreciation Rights”.
(2) Bioponic Phytoceuticals Inc. is a company controlled by Steven Schorr.
(3) The options granted on December 12, 2013 to Shaun Roberts and to Bioponic Phytoceuticals do not vest prior to October 4, 2014. Thereafter, these options vest only when the stock price of the company’s publicly traded common shares trades at $1.00. $47,141 amortization of the non-cash Black-Scholes options pricing model cost of the 1,000,000 options issued to Mr. Roberts was recorded during fiscal 2013; an amortization cost of $47,141was also entered for Mr. Schorr’s options during fiscal 2013.
(4) The value of the options granted on December 12, 2013 to Dana Roberts were valued on grant date using a Black-Scholes Option Pricing Model

Security Ownership of Certain Beneficial Owners and Management

Under SEC rules, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

The following table provides certain information regarding the ownership of our common stock, as of March 19, 2014 by: (i) each of our named executive officers; (ii) each of our directors; (iii) each person known to us to own more than 5% of our outstanding common stock; and (iv) all of our executive officers and directors as a group.

Security ownership of certain beneficial owners.

Security Ownership of Certain Beneficial Owners
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (2)

Common Stock	Sandwich Isles Trading Co. Inc. PO Box 701 Kalaheo, HI 96741	42,750,000 direct(3)	57.0%
Common Stock	All Included Persons as a Group	42,750,000 direct	57.0%

Security ownership of management

Security Ownership of Management
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (2)

Common Stock	Shaun Roberts(6) PO Box 701 Kalaheo, HI 96741	42,750,000 indirect(3)	57.0%
Common Stock	Steven Schorr PO Box 701 Kalaheo, HI 96741	42,750,000 indirect(3)	57.0%
Common Stock	John Dawe PO Box 701 Kalaheo, HI 96741	nil	nil%
Common Stock	Gonzalo Camet(8) Malecón Paul Harris 200 Dpto. 504 Lima, Peru 04	1,000,000 direct	1.3%
Common Stock	All Directors and Officers as a Group	44,750,000 indirect	59.6%

Notes:
(1) Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2) The denominator for this percentage calculation is based on the 75,057,576 issued and outstanding common shares of our company as of March 19, 2014.
(3) Shaun Roberts and Steven Schorr, who are members of the board of directors of Sandwich Isles Trading Co., exercise voting and dispositive power with respect to the 59.07% shares of our common stock that are beneficially owned by Sandwich Isles.

(4) Shaun Roberts is the Chief Executive Officer, Co-Founder and a director of Sandwich Isles who has voting control of these shares.
(5) Steven Schorr is one of our directors, Co-Founder and a director of Sandwich Isles who has voting control of these shares.
(6) Dana Roberts is the spouse of Shaun Roberts.
(7) Former Director and Officer Dana Roberts owns 1,000,000 options which can be immediately exercised into 1,000,000 common shares of our company. The Board awarded Mrs. Roberts the right to retain these options after her resignation.
(8) Gonzalo Camet owns 1,000,000 options which can be immediately exercised into 1,000,000 common shares of our company.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

During the year ending December 31, 2013 related party transactions which exceeded $60,000 in value included: (1) repayments to our CSO of $72,375 to fully pay down outstanding accounts payable due to him from fiscal 2012; (2) repayments through issuances of stock of $62,940 to fully pay down shareholder advances owed to our CSO; (3) payment of $196,156 to our CSO (comprised of consulting fees of $136,156, and $60,000 as the first installment of the $120,000 buy-out of his contract; (4) salary & consulting fee payments totaling $120,000 to our CEO; (5) a consulting fee payment of $45,000 to our CFO; and an options issuance to our CFO which had a Black-Scholes options pricing model valuation of $732,886. Our CEO and our former CSO also received options grants which had an amortized value of $47,141 each for the year ended December 31, 2013.

Certain Business Relationships

Effective as the closing of the asset purchase agreement on October 4, 2013, Richenda Rowe resigned as a director of our company and from all officer positions of our company. Effective as of the closing of the Asset Agreement on October 4, 2013, Shaun Roberts, Steven M. Schorr, Dana Roberts and Gonzalo Camet, four nominees of Sandwich Isles, were appointed as directors of our company. In addition, Mr. Roberts was appointed as president and chief executive officer of our company, Mr. Schorr was appointed as chief scientific officer of our company and Mrs. Roberts was appointed as chief financial officer, treasurer and secretary of our company.

As a result of the Asset Agreement, Shaun Roberts, and Steven Schorr as the directors of Sandwich Isles presently hold voting control of the 42,750,000 common shares of our company issued to prior shareholders of Sandwich Isles. Based on the current issued and outstanding total of 75,057,576 of our common shares, this provides Mr. Roberts and Mr. Schorr with control of 57% of the shares of our company and therefore they have effective control of our company.

Shaun Roberts – President and Chief Executive Officer

Also in connection with the closing of the asset purchase agreement, on October 4, 2013, we entered into an executive employment agreement with Mr. Roberts as our company’s President and Chief Executive Officer for an annual base salary of $130,000 for a 3 year term. Pursuant to the employment agreement, Mr. Roberts also received a bonus upon signing the employment agreement of 1,000,000 three-year options to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the employment agreement. Mr. Roberts is also eligible to participate in a target bonus and year-end bonus plan whereby Mr. Roberts is eligible to receive a cash bonus or securities bonus based on milestones described in further detail in the employment agreement. Mr. Roberts is also eligible to receive benefits made generally available by our company and shall be reimbursed for all reasonable out-of-pocket business expenses.

In the event of: (i) an involuntary termination of Mr. Robert’s employment for any reasons other than cause, death or disability; or (ii) Mr. Robert’s resignation for good reason, he shall be entitled to: (A) 1.5 times his annual base salary and target bonus, paid in a single lump sum in cash on the 60th day following the termination date; (B) for a period of up to 18 months following the termination date, Mr. Roberts and where applicable, his spouse and eligible dependents, will continue to be eligible to receive applicable medical coverage as described in the employment agreement; and (C) with respect to any outstanding stock options held by

Mr. Roberts as of the termination date that are not vested and exercisable as of such date, our company shall accelerate the vesting and such options will remain exercisable until the earlier of (i) a period of one year after the termination date or (ii) the original term of the option; and (D) Mr. Roberts shall receive any amounts earned, accrued or owing but not yet paid to him as of his termination date.

In the event Mr. Roberts employment is terminated on account of: (i) an involuntary termination by our Company for any reason other than cause, death or disability; or (ii) Mr. Roberts voluntarily terminates employment with our Company on account of a resignation for good reason, in either case that occurs (x) at the same time as, or within the 12 month period following, the consummation of a change of control or (y) within the 60 day period prior to the date of a change of control where the change in control was under consideration at the time of Mr. Robert’s termination date, then he shall be entitled to: (A) 2 times his annual base salary and target bonus; (B) for a period of up to 24 months following the termination date, Mr. Roberts and where applicable, his spouse and eligible dependents, will continue to be eligible to receive applicable medical coverage as described in the employment agreement; (C) with respect to any outstanding stock options held by Mr. Roberts as of the termination date that are not vested and exercisable as of such date, our Company shall accelerate the vesting and such options will remain exercisable until the earlier of (i) a period of one year after the termination date, or (ii) the original term of the option; and (D) Mr. Roberts shall receive any amounts earned, accrued or owing but not yet paid to him as of his termination date.

During the term of the employment agreement and for a period of 1 year from the termination of the agreement, Mr. Roberts shall not be employed by a direct competitor in the coffee fruit business, directly or indirectly.

Steven M. Schorr – Chief Scientific Officer

Also in connection with the closing of the asset purchase agreement, on October 4, 2013, we entered into a consulting agreement with Bioponic Phytoceauticals, Inc., a company controlled by Mr. Schorr, whereby we engaged Bioponic to provide services as our company’s Chief Scientific Officer and Chief Operating Officer for an annual base salary of $120,000 for a 3 year term. Pursuant to the consulting agreement, Bioponic also received a bonus upon signing the consulting agreement of 1,000,000 five-year options to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the consulting agreement. Bioponic is also eligible to receive additional annual bonuses if and when authorized by our company’s board of directors and shall be reimbursed for all reasonable out-of-pocket business expenses. During the term of the consulting agreement and for a period of 1 year from the termination of the agreement, Bioponic shall not compete with or solicit our company’s customers.

Subsequent to the closing of the asset purchase agreement and as described in our current report on Form 8-K dated December 16, 2013 and filed on December 18, 2013, effective November 1, 2013 Steven Schorr ceased to be Chief Scientific Officer and Chief Operations Officer of our company and, in connection therewith, the foregoing consulting agreement with Bioponic was terminated.

Mr. Schorr’s retirement was mutually agreed to amongst the parties as a result of our company’s desire to make available working capital for other operational matters and as a result of Mr. Schorr’s and Bioponic’s respective operational duties being substantially complete. Mr. Schorr will continue to be a director of our company and will remain available to offer consulting services to our company on an as needed basis.

In connection with the foregoing settlement and to reflect outstanding compensation matters, Bioponic and our company entered into a termination agreement dated December 16, 2013 and effective November 1, 2013, whereby, among other things, our company will make payments to Bioponic totalling $120,000 and Bioponic will retain ownership of the 1,000,000 stock options granted to it.

John Dawe – Chief Financial Officer, Secretary and Treasurer

On March 18, 2014, we entered into an engagement agreement with John Dawe as our company’s Chief Financial Officer, Secretary and Treasurer for base compensation of $8,500 per month for a one year term. Pursuant to the engagement agreement, Mr. Dawe’s engagement will be non-exclusive and Mr. Dawe has the right to undertake, or continue serving, clients unrelated to our company. Under the engagement agreement, Mr. Dawe is also eligible to receive 50,000 restricted shares of the common stock of our company upon signing the agreement (not yet issued), 25,000 restricted shares of the common stock of our company based on a mid-contract performance measure to be mutually agreed upon and 25,000 restricted shares of the common stock of our company to be payable upon completion of our company’s audit for the fiscal year ended December 31, 2014 and filing of our annual report on Form 10-K. Pursuant to the engagement agreement, we have the right to terminate the agreement with immediate notice for cause as defined in the agreement.

Director Independence

We currently act with four directors consisting of Shaun Roberts, Steven M. Schorr, Dana Roberts and Gonzalo Camet. Our common stock is quoted on the OTC Bulletin Board operated by FINRA (the Financial Industry Regulatory Authority), which does not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have one independent director, Gonzalo Camet.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Such filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also read and copy any materials we file with the SEC at the SEC’s public reference room. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

10,769,192 Shares

KonaRed Corporation

Common Stock

End of Prospectus

________________, 2014

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholders will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent applicable to the sale of their shares. All of the amounts shown are estimates, except for the SEC registration fees.

SEC registration fees	$1,109.66

Accounting fees and expenses	$30,000

Legal fees and expenses	$50,000

Transfer agent and registrar fees	$1,000

Miscellaneous expenses	$5,000

Total	$87,109.66

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;
  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
  by court order.

Our bylaws provide that our company shall indemnify our directors or former directors, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been our director or a director of such corporation, including an action brought by our company. Each of our directors on being elected or appointed is deemed to have contracted with our company on the terms of the foregoing indemnity.

At the discretion of our directors, our company may indemnify a director or former director of a corporation of which our company is or was a shareholder and the heirs and personal representatives of any such person.

At the discretion of our directors, our company may indemnify any of our officers, employees or agents, or of a corporation of which our company is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of our company. In addition our company shall indemnify the Secretary (notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Nevada corporate law or our Articles and each such Secretary, on being appointed is deemed to have contracted with our company on the terms of the foregoing indemnity.

At the discretion of our directors, our company may purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of our or as a director, officer, employee or agent of a corporation of which our company is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Recent Sales of Unregistered Securities

We completed an offering of 1,900,000 shares of our common stock at a price of $0.02 per share to a total of 31 purchasers on June 1, 2011. The total amount we received from this offering was $38,000. We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

Effective September 9, 2013, we effected a 13.5 to one forward stock split of our authorized and outstanding common stock. As a result, our authorized shares of the common stock capital increased from 65,000,000 shares of common stock with a par value of $0.001 to 877,500,000 shares of common stock with a par value of $0.001 and our previously issued and outstanding 4,766,698 shares of common stock increased to 64,350,423 shares of common stock issued and outstanding.

Effective October 4, 2013, we issued an aggregate of 42,750,000 shares of our common stock to Sandwich Isles in connection with the closing of the asset purchase agreement with Sandwich Isles. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act of 1933.

Effective October 4, 2013, we issued 1,777,778 shares of our common stock at a price of $0.45 per share for gross proceeds of $800,000. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities

Act of 1933) and the investor acquired the securities in a transaction outside of the United States. In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective October 4, 2013, we issued 1,111,111 shares of our common stock at a price of $0.45 per share upon conversion of the convertible note. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States. In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

As consideration for assisting us in structuring the acquisition with Sandwich Isles, on October 4, 2013, we issued 2,888,888 share purchase warrant to Fondecta Capital Ltd., with each warrant entitling Fondecta to acquire one further share of common stock of our company for a period of five years from the closing date at a price of $0.65 per share. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States. In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective October 17, 2013, we issued 77,778 units to one investor in a non-brokered private placement, at a purchase price of $0.45 per unit for gross proceeds of $35,000.10. Each unit consists of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of five years. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States. In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective November 22, 2013, we issued 1,000,000 units to one investor in a non-brokered private placement, at a purchase price of $0.45 per unit for gross proceeds of $450,000. Each unit consists of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of five years. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States. In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

On November 25, 2013, we agreed to grant stock options to Parker Mclachin, a consultant, for the option to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $0.70 per share, exercisable until November 25, 2016. The options granted will be 100% vested. These options are not be subject to our 2013 Stock Option Plan described below. We issued securities to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the SEC pursuant to the Securities Act of 1933, and in issuing these units to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Effective December 12, 2013 our board of directors adopted and approved the 2013 Stock Incentive Plan. The purpose of the option plan is to enhance the long-term stockholder value of our company by offering opportunities to our directors, officers, key employees, independent contractors and consultants to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in our company’s growth and success, and to encourage them to remain in the service of our company. A total of 11,000,000 shares of our common stock are available for issuance under the stock option plan.

Effective December 12, 2013, pursuant to the existing employment agreement with Mr. Roberts and our 2013 Stock Option Plan, we agreed to grant stock options to Shaun Roberts, our Chief Executive Officer and director, for the option to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.45 per share, exercisable until December 12, 2018, if the shares of our common stock are trading above a strike price of $1.00 per share after October 4, 2014.

Effective December 12, 2013, pursuant to the existing consulting agreement with Bioponic (subsequently terminated) and our 2013 Stock Option Plan, we agreed to grant stock options to Steven Schorr, one of our directors, for the option to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.45 per share, exercisable until December 12, 2018, if the shares of our common stock are trading above a strike price of $1.00 per share after October 4, 2014.

Effective December 12, 2013, we agreed to grant stock options pursuant to our 2013 Stock Option Plan to Dana Roberts, our Chief Financial Officer and director, for the option to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.74 per share, exercisable until December 12, 2023. The options vest immediately.

With respect to the December 12, 2013 stock option grants, we issued the securities to three U.S. persons, each of whom was an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the SEC pursuant to the Securities Act of 1933, and in issuing these securities we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On January 7, 2014, we agreed to grant stock options pursuant to our 2013 Stock Option Plan to Gonzalo Camet, one of our directors, for the option to purchase an aggregate of 750,000 shares of our common stock at the market price on the date of issuance, exercisable for a period of 10 years from the date of grant. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States. In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

On January 27, 2014, we issued 1,818,182 units to two investors in a non-brokered private placement, at a purchase price of $0.55 per unit for gross proceeds of $1,000,000.10. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of six years. We issued: (i) 681,818 of these units to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933; and (ii) 1,136,364 of these units to one US person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these units to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933. Pursuant to the securities purchase agreements with each investor, we also agreed to file a registration statement related to the transaction with the SEC covering the shares underlying the units (excluding shares issuable upon exercise of the warrants). See “Agreements with Lincoln Park Capital Fund, LLC” and “Agreement with Bailout Investments Ltd.”.

On January 28, 2014, in connection with the license agreement and other agreements disclosed in the current report on Form 8-K filed on February 3, 2014, we issued a senior convertible note to VDF FutureCeuticals, Inc., whereby we promised to pay VDF, or its registered and permitted assigns, the principal, being an amount equal to the sum of (i) the aggregate amount of accrued and unpaid designated alternative minimum payments (as set out in the license agreement) at such time, plus (ii) the aggregate amount of payment in kind interest allowable pursuant to the convertible note. Pursuant to the convertible note, the maturity is December 31, 2018 unless (i) the senior convertible note is accelerated pursuant to an event of default or (ii) the license agreement is terminated and all accrued and unpaid obligations under the senior convertible note have been paid. Interest on the convertible note is 7% per annum, subject to adjustment for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time. At any time and at the option of VDF, any principal outstanding under the convertible note shall be convertible in shares of our common stock at a conversion price of $0.65 per share. In the event there is an event of default, including but not limited to: (i) our failure to make a payment when due; (ii) any representation or warranty made by our company in connection with any agreement summarized in this current report on Form 8-K being untrue in any material respect; (iii) default by our company of any covenant of the convertible note; and (iv) a change in control. Among other rights upon an event of default, if an event of default has occurred, the unpaid principal will bear interest at 12%, VDF may accelerate the maturity of the convertible note and VDF is entitled to set-off rights. Pursuant to the convertible note: (i) VDF is also granted an adjustment to the conversion price right upon the issuance of shares of our common stock, stock options or other convertible securities; (ii) no indebtedness of our company shall rank senior to the payments due under the convertible note unless prior written consent of VDF is obtained; and (iii) payments under the note is secured by a general security agreement as described in the current report on Form 8-K filed on February 3, 2014.

On January 28, 2014, we issued VDF a warrant entitling VDF, from any time after the occurrence of a warrant exercise event until the fifteenth anniversary of the issuance of the warrant, to purchase from our company, shares of our common stock representing ten percent (10%) of our fully diluted outstanding shares of common stock at a purchase price of $0.001 per share. A warrant exercise event occurs if any of the following events occur:

(i)	our company reports $25,000,000 or more of gross sales in any fiscal year in our audited financial statements for such fiscal year;

(ii)	our company has a class of securities listed for trading on the New York Stock Exchange, the American Stock Exchange or NASDAQ;

(iii)

our company maintains an aggregate market capitalization of our company’s outstanding capital stock of at least $125,000,000 for twenty (20) consecutive trading days based on the closing prices for the shares of our common stock as reported on the OTC Bulletin Board; or

(iv)	our company has a change of control as defined in the warrant.

With respect to the VDF convertible note and warrant, on January 28, 2014, we entered into a registration rights agreement with VDF, whereby we granted VDF or an assignee (permitted under the agreement) demand registration rights and incidental registration rights with respect to: (i) any shares of our common stock issued upon conversion of the convertible note; (ii) any shares of our common stock issued upon exercise of the warrant; and (iii) any shares of our common stock acquired by VDF or an assignee from our company after the date of the registration rights agreement upon exercise or conversion of other convertible securities that are acquired by VDF or an assignee from our company after the date of the registration rights agreement.

On February 3, 2014, we entered into the Purchase Agreement with Lincoln Park pursuant to which we have the right to sell to LPC up to $12,000,000 in shares of our common stock, subject to certain limitations set forth in the Purchase Agreement. See “Agreements with Lincoln Park Capital Fund LLC”.

Exhibits

Exhibit Number	Description	Filed
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation	(attached as an exhibit to our Registration Statement on Form S-1, filed on August 22, 2011)
3.2	Bylaws	(attached as an exhibit to our Registration Statement on Form S-1, filed on August 22, 2011)
3.3	Articles of Merger dated effective September 9, 2013	(attached as an exhibit to our current report on Form 8-K, filed on September 13, 2013)
3.4	Certificate of Change dated effective September 9, 2013	(attached as an exhibit to our current report on Form 8-K, filed on September 13, 2013)
(5)	Opinion regarding Legality
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered	Filed herewith
(10)	Material Contracts
10.1	Binding Letter agreement dated June 5, 2013 with Sandwich Isles Trading Company, Inc.	(attached as an exhibit to our current report on Form 8-K, filed on June 11, 2013)

Exhibit Number	Description	Filed
10.2	Asset Purchase Agreement dated October 4, 2013 with Sandwich Isles Trading Co. Inc.	(attached as an exhibit to our current report on Form 8-K, filed on October 10, 2013)
10.3	Employment Agreement dated October 4, 2013 with Shaun Roberts	(attached as an exhibit to our current report on Form 8-K, filed on October 10, 2013)
10.4	Consultant Agreement dated October 4, 2013 with Bioponic Phytoceauticals, Inc. (a company controlled by Steven M. Schorr)	(attached as an exhibit to our current report on Form 8-K, filed on October 10, 2013)
10.5	Binding Letter agreement dated June 5, 2013 with Sandwich Isles Trading Company, Inc.	(attached as an exhibit to our current report on Form 8-K, filed on June 11, 2013)
10.6	Form of subscription agreement	(attached as an exhibit to our current report on Form 8-K, filed on November 25, 2013)
10.7	Form of warrant	(attached as an exhibit to our current report on Form 8-K, filed on November 25, 2013)
10.8	Termination Agreement dated as of December 16, 2013 and effective November 1, 2013 between Konared Corporation and Bioponic Phytoceauticals, Inc.	(attached as an exhibit to our current report on Form 8-K filed on December 18, 2013)
10.9	2013 Stock Option Plan	(attached as an exhibit to our current report on Form 8-K filed on January 10, 2014)
10.10	Form of Stock Option Agreement (US persons)	(attached as an exhibit to our current report on Form 8-K filed on January 10, 2014)
10.11	Form of Stock Option Agreement (non-US persons)	(attached as an exhibit to our current report on Form 8-K filed on January 10, 2014)
10.12	Form of Stock Option Agreement (US persons – no plan)	(attached as an exhibit to our current report on Form 8-K filed on January 16, 2014)
10.13	Form of securities purchase agreement (non US purchaser)	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.14	Form of securities agreement (US purchaser)	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.15	Form of warrant certificate (non US Purchaser)	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.16	Form of warrant certificate (US Purchaser)	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.17	Senior Convertible Note	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.18	Pledge and Security Agreement	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.19	Warrant	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.20	Registration Rights Agreement	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.21	Investor Rights Agreement	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.22	Purchase Agreement, dated as of February 3, 2014, by and between KonaRed Corporation and Lincoln Park Capital Fund, LLC. (attached as an exhibit to our current report on Form 8-K, filed on February 5, 2014)	(attached as an exhibit to our current report on Form 8-K, filed on February 5, 2014)
10.23	Registration Rights Agreement, dated as of February 3, 2014, by and between KonaRed Corporation and Lincoln Park Capital Fund, LLC. (attached as an exhibit to our current report on Form 8-K, filed on February 5, 2014)	(attached as an exhibit to our current report on Form 8-K, filed on February 5, 2014)

Exhibit Number	Description	Filed
10.24	Resignation letter received from Dana Roberts	(attached as an exhibit to our current report on Form 8-K, filed on March 19, 2013)
10.25	Services Agreement with John Dawe	(attached as an exhibit to our current report on Form 8-K, filed on March 19, 2013)
(16)	Letter re Change in Certifying Accountant
16.1	Letter of John Kinross-Kennedy	(attached as an exhibit to our current report on Form 8-K, filed on January 14, 2013)
	Letter from MaloneBailey, LLP	(attached as an exhibit to our current report on Form 8-K, filed on January 14, 2013)
(23)	Consents of Experts and Counsel
23.1	Consent of Anton & Chia, LLP	Filed herewith
23.2	Consent of Malone Bailey, LLP	Filed herewith
23.3	Consent of Clark Wilson LLP (included in Exhibit 5.1)	Filed herewith
(101)	Interactive Data File
101.INS	XBRL Instance Document	Filed herewith
101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Filed herewith
101.DEF	Taxonomy Extension Definition Linkbase Document	Filed herewith
101.LAB	Taxonomy Extension Labels Linkbase Document	Filed herewith
101.PLE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Koloa in the State of Hawaii on March 21, 2014.

KONARED CORPORATION

By:	/s/ Shaun Roberts
Shaun Roberts
President, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: March 21, 2014

By:	/s/ John Dawe
John Dawe
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Dated: March 21, 2014

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Shaun Roberts
Shaun Roberts
President, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: March 21, 2014

/s/ John Dawe
John Dawe
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Dated: March 21, 2014

/s/ Steven M. Schorr
Steven M. Schorr
Director
Dated: March 21, 2014

/s/ Gonzalo Camet
Gonzalo Camet
Director
Dated: March 21, 2014

/s/ Bill Van Dyke
Bill Van Dyke
Director
Dated: March 21, 2014